Filed Pursuant to Rule 424(b)(3)

Registration No. 333-213230

ALGAE DYNAMICS CORP

3,223,444 Common Shares

This prospectus relates to the resale of Common Shares which were issued by Algae Dynamics Corp. (“we” or the “Company”) in previous private placement transactions by the selling security holders named herein under “Selling Securityholders.” We will not receive any proceeds from the resale of these Common Shares.

The selling shareholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Company is paying for all registration, listing and qualification fees, printing fees and legal fees.

Our Common Shares are quoted on the OTCQB under the ticker symbol “ADYNF.” On October 14, 2016, the closing price of our Common Shares was $0.45 per share.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” starting on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 17, 2016.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Algae Dynamics Corp, a Canadian corporation. References to “$” refer to monetary amounts expressed in Canadian dollars. All references to “US$” refer to monetary amounts expressed in United States dollars.

Our Business

Corporate Information

We were incorporated under the Canada Business Corporations Act on October 7, 2008. In August 2014, we amended our articles of incorporation to change our name, to remove private company restrictions and to effect a one for four reverse stock split. All share references in this prospectus have been adjusted to give effect to the reverse stock split.

ADC is currently engaged in the commercialization of our proprietary BioSilo® algae cultivation system for the high volume, low cost production of pure contaminant-free algae biomass. This biomass is high in Omega-3s DHA/DPA, vitamins, minerals and antioxidants, all of which are in demand by the growing multibillion dollar food/beverage and health care sectors. Our integrated BioSilo® manufacturing system provides low cost algae biomass production with modest capital cost requirements compared to conventional approaches. Furthermore, our “controlled outcomes” technology provides ultra-high purity algae biomass, differentiating it from other producers in the market. Following completion of a commercial-scale demonstration facility we intend to produce algae biomass for sale into the functional additive and supplement markets.

ADC’s mission is to be a leading producer of low-cost ultra-pure algae biomass with high nutrient content for the functional food/beverage additive and health supplement industries.

The global omega-3 market was estimated to be US$14.5 billion in 2013 and is expected to reach US$21.7 billion by 2019, growing at a CAGR of 7.0% from 2014 to 2019.

The North American omega-3 market was estimated to be US$4.0 billion in 2013 and is expected to reach US$5.9 billion by 2019, growing at a CAGR of 6.5% from 2014 to 2019. Supplements are the largest application segment that drives North America’s omega-3 market.

Omega-3 is the most consumed ingredient as compared with fiber because of its wide-ranging applications in food, pharmaceuticals and dietary supplements. Various health concerns such as obesity, cardiac failure and neural disorders are driving the consumers toward nutraceuticals that contain omega-3 fatty acids as a main ingredient. (source: BCC Research November 2014)

ADC is looking to raise US$2.5 to $3.0 million to complete its BioSilo® system commercialization plan (scheduled for 8 – 10 months following funding) including Business to Business “B to B” value-added product strategies. The Company is also looking to raise US$8.0 million for Phase II to roll out larger commercial systems as part of its commercial growth strategy. ADC has a defined plan to generate revenue by supplying algae biomass in a powder form and/or oil that can be used as nutrient rich ingredients for its customers.

DHA Algae oil prices are trading in the range of $60 to $90 per kilogram today depending on DHA concentration and country of origin, however, algae oil is typically selling for $70 to $75 per kilogram. (source: Frost & Sullivan May 24th. 2016).

The average price observed for Chlorella was approximately €26.83/kg (US$30.59) in 2015, in bulk form, ranging from less than €10 (US$11.40) to more than €40 (US$45.60). Chlorella products on the upper range will be products produced from environmentally-controlled closed systems with 3rd party-substantiated quality claims. Users of these high-end products are dietary supplement, medical food, and personal care producers in the West. (source: Frost & Sullivan August 2015)

The Business to Consumer “B to C” and value-added product pricing is substantially higher.

Globally, there were 351 products containing Chlorella launched between February 2013 and April 2016: 180 in the food category; 91 in the drink category, and 80 in the pet products category. (source: Agriculture Canada April 2016)

The Company intends to enter the North American market through food/beverage and health supplement distributors as well as food and beverage manufacturers directly. Many of these companies have distribution globally which could provide Algae Dynamics access to world markets.

As well, while the Company is developing its BioSilo® cultivation system, the Company will build brand recognition by working with a Brand/Marketing Management Professional, specializing in the health food and supplement markets, to have packaged products available for sale to customers (Business to Consumer “B to C” - online, retail and wholesale).

The BioSilo® system is comprised of the Pure BioSilo® and Pro-BioSilo® components. The Pure-BioSilo® process was proven to be successful during cultivation of three different species supplied by Dr. Kirsten Muller, Phycology/Biology department at the University of Waterloo. This system will be utilized to inoculate our commercial scale Pro-BioSilo®, designed for enhanced productivity without affecting nutritional values of Chlorella microalgae. This system demonstrates a high growth rate at high biomass concentrations with consistent properties.

An experimental 5 litre set-up has demonstrated concentrations of 100 grams/litre (average 20 grams/litre/day) over a five-day period, when its expediential productivity curve was reached. The Pure-BioSilo® process has been successfully scaled up to 500 litres. During the initial commercialization phase, the Pro-BioSilo® process will be utilizing a 100 litre system which is operational. Once the growth rates are confirmed and parameters established, we intend to add multiple 100 litre vessels - each producing 800 grams/day (average 8 grams/litre/day) of chlorella powder. This production volume will be used to obtain all necessary certifications and provide prospective customers with samples to secure initial sales.

The Company incurred a net loss of $1,913,995 for the year ended March 31, 2016 (March 31, 2015 - $1,087,289). We expect losses to continue until we get access to capital to implement the business plan. As of March 31, 2016 the Company had a working capital deficit of $765,356. Net cash used by operations for the year ended March 31, 2016 was $209,919. These conditions create an uncertainty as to our ability to continue as a going concern.

We continue to rely on advances and sale of equity to fund operating shortfalls in the short and intermediate term. The Company is projecting that $2.5 to $3 Million is required to implement the first phase of the business plan. The initial funding is expected to be comprised of a combination of debt and equity. The Company is in discussions regarding potential funding terms although it has not received any commitments for this funding. There can be no assurance that the Company will receive sufficient funding to achieve its business plan on acceptable terms, if at all.

The Company’s principal executive offices are located at 37 – 4120 Ridgeway Drive, Mississauga, Ontario, Canada L5L 5S9. Our telephone number is (289) 997 6740.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to: presenting only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus; not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; having reduced disclosure obligations regarding executive compensation in our periodic reports and proxy or information statements; being exempt from the requirements to hold a non-binding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved; and not being required to adopt certain accounting standards until those standards would otherwise apply to private companies. As an “emerging growth company” under the JOBS Act, we are permitted to delay the adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. However, we are electing not to take advantage of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to not take advantage of the extended transition period for complying with new or revised accounting standards is irrevocable.

Although we are still evaluating our options under the JOBS Act, we may take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company” and thus the level of information we provide may be different than that of other public companies. If we do take advantage of any of these exemptions, some investors may find our securities less attractive, which could result in a less active trading market for our Common Shares, and our share price may be more volatile.

We could remain an “emerging growth company” until the earliest to occur of:

●	the last day of the fiscal year following the fifth anniversary of our initial offering under the United States Securities Act of 1933, as amended (the “Securities Act”), which was November 21, 2014;

●	the last day of the first fiscal year in which our annual gross revenues exceed US$1 billion;

●	the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Common Shares held by non-affiliates exceeded US$700 million as of the last business day of the second fiscal quarter of such fiscal year; or

SUMMARY OF THE OFFERING

Common Shares offered by Selling Securityholders	3,223,444 Common Shares.

Common Shares outstanding before the offering	10,828,801 Common Shares as of the date hereof.

Common Shares outstanding after the offering	10,828,801 Common Shares.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling shareholders.

OTCQB Trading Symbol	ADYNF

Risk Factors	The Common Shares offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

SUMMARY OF FINANCIAL INFORMATION

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. The amounts below are expressed in Canadian dollars.

	Fiscal year ended March 31, 2016 (audited)	Fiscal year ended March 31, 2015 (audited)	Three months ended June 30, 2016 (unaudited	Three months ended June 30, 2015 (unaudited
Operating Statement Data:
Revenues	$0	$0	$0	$0
Expenses	$1,921,210	$1,087,289	$341,437	$112,496
Deferred income tax recovery	(7,215)
Profit (Loss) from Operations	$(1,913,995)	$(1,087,289)	$(341,437)	$(112,496)
Net Loss	$(1,913,995)	$(1,087,289)	$(341,437)	$(112,496)
Net Profit (Loss) per Share	$(0.20)	$(0.12)	$(0.04)	$(0.01)
Balance Sheet Data:
Total Assets	$109,243	$142,086	$445,043	$141,362
Total Liabilities	$809,347	$894,022	$835,615	$913,935
Common Shares issued and outstanding	9,701,051	9,256,410	10,091,356	9,268,910
Shareholders’ Equity (Deficiency)	$(700,104)	$(751,936)	$(390,572)	$(772,573)

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical facts, this Prospectus contains forward-looking statements involving risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions or variations thereof are intended to forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this registration statement on Form S-1 entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and the related notes included in this registration statement on Form S-1.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward- looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward- looking statements. While the risks described below are the ones we believe are most important for you to consider, these risks are not the only ones that we face. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common shares could decline, and you may lose all or part of your investment.

General Risk Factors

We have a limited operating history and number of commercialized products, have incurred significant losses to date and anticipate continuing to incur losses in the future, and we may not achieve or maintain profitability. As a result, our financial statements contain a “going concern” explanatory paragraph.

We are an early stage company with a limited operating history, and we have only recently begun to commercialize our products. We have incurred operating losses since our inception in October 2008, and we expect to continue to incur operating losses for the foreseeable future. At June 30, 2016, we had an accumulated deficit of $3,890,717. For the years ended March 31, 2016 and 2015, we had a net loss attributable to common shareholders of $1,913,995, and $1,087,289, respectively and for the three months ended June 30, 2016 and 2015 were had a net loss attributable to common shareholders of $341,437 and $112,496 respectively. As a result, the financial statements of the Company include an explanatory paragraph stating that there is substantial doubt that the Company will continue as a going concern. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our stock price.

Our products are in the early stages of commercialization, and our business may fail if we are not able to successfully generate significant revenues from these products.

Our future success will depend in part on our ability to commercialize the product candidates we are developing. Successful development of our product candidates will require significant additional investment, including costs associated with research and development, completing field trials and obtaining regulatory approval, as well as the ability to manufacture our products in large quantities at acceptable costs while also preserving high product quality. Difficulties often encountered in scaling up production include problems involving production yields, quality control and assurance, shortage of qualified personnel, production costs and process controls. In addition, we are subject to inherent risks associated with new products and technologies. These risks include the possibility that any product candidate may:

●	be found unsafe;

●	be ineffective or less effective than anticipated;

●	fail to receive necessary regulatory approvals;

●	be difficult to competitively price relative to alternative methods of production of Chlorella and Omega-3;

●	be difficult or impossible to manufacture on an economically viable scale;

●	be subject to supply chain constraints for raw materials;

●	fail to be developed and accepted by the market prior to the successful marketing of similar products by competitors;

●	be impossible to market because it infringes on the proprietary rights of third parties; or

●	be too expensive for commercial use.

Failure to achieve expected manufacturing yields for our products could negatively impact our operating results.

Low yields may result from process design, development stage or process technology failures. We do not know whether a yield problem exists until our products are manufactured based on our design. When a yield issue is identified, the product is analyzed and tested to determine the cause. As a result, yield deficiencies may not be identified until well into the production process. We have limited experience producing our products at commercial scale, and we will not succeed if we cannot maintain or decrease our production costs and effectively scale our technology and manufacturing processes.

We have limited experience in marketing and selling our products and will need to expand our sales and marketing infrastructure.

We currently have limited sales and marketing experience and capabilities. We will need to further develop our sales and marketing capabilities in order to successfully commercialize the products we are developing, which may involve substantial costs. There can be no assurance that the members of our sales and marketing team will successfully compete against the sales and marketing teams of our current and future competitors, many of which may have more established relationships with distributors and growers. Our inability to recruit, train and retain sales and marketing personnel or their inability to effectively market and sell the products we are developing could impair our ability to gain market acceptance of our products and cause our sales to suffer.

If we are unable to maintain and further establish successful relations with third-party distributors, or they do not focus adequate resources on selling our products or are unsuccessful in selling them to end users, we may not achieve significant sales of our products.

Our future revenue growth will depend in large part on our success in establishing and maintaining this sales and distribution channel. If our distributors are unable to sell our products, or receive negative feedback from end users, they may not continue to purchase or market our products.

In addition, there can be no assurance that our distributors will focus adequate resources on selling our products to end users or will be successful in selling them. Many of our potential distributors are in the business of distributing and sometimes manufacturing other, possibly competing, products. As a result, these distributors may perceive our products as a threat to various product lines currently being distributed or manufactured by them. In addition, these distributors may earn higher margins by selling competing products or combinations of competing products. If we are unable to establish or maintain successful relationships with independent distributors, we will need to further develop our own sales and distribution capabilities, which would be expensive and time-consuming and the success of which would be uncertain.

We rely on the experience and expertise of our senior management team and other key personnel, and if we are unable to recruit or retain qualified personnel, our development and commercialization efforts may be significantly delayed.

We depend heavily on the principal members of our management, particularly Richard Rusiniak, our co-founder and Chief Executive Officer, and Paul Ramsay, our co- founder and President, the loss of whose services might significantly delay or prevent the achievement of our business objectives. We do not maintain key-man insurance on their lives.

As we expand our operations, we will need to hire additional qualified research and development and management personnel to succeed. The process of hiring, training and successfully integrating qualified personnel into our operation is a lengthy and expensive one. The market for qualified personnel is very competitive because of the limited number of people available with the necessary technical skills and understanding of our technology and anticipated products. Our failure to hire and retain qualified personnel could impair our ability to meet our research and development and business objectives and adversely affect our results of operations and financial condition.

We also have relationships with scientific collaborators at academic and other institutions, some of whom conduct research at our request or assist us in formulating our research and development strategy. These scientific collaborators are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of these scientific collaborators and can generally expect these individuals to devote only limited amounts of time to our activities. The inability of any of these persons to devote sufficient time and resources to our programs could harm our business. In addition, these collaborators may have arrangements with other companies to assist those companies in developing technologies that may compete with our products.

Our intellectual property is integral to our business. If we are unable to protect our patents and proprietary rights, our business could be adversely affected.

Our success depends in part on our ability to obtain and maintain patent and other proprietary rights protection for our technologies and products in the United States and other countries. If we are unable to obtain or maintain these protections, we may not be able to prevent third parties from using our proprietary rights. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. As of September 1, 2016, we had one U.S. patent allowed, one U.S. provisional patent application submitted and one Canadian patent pending and we anticipate filing additional patent applications in the medium term.

The patent position of biotechnology and biochemical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our future patent applications may not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection. The laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States, and we may encounter significant problems and costs in protecting our proprietary rights in these foreign countries.

Our patents may be challenged, narrowed, invalidated or circumvented. In addition, our issued patents may not contain claims sufficiently broad to protect us against third parties with similar technologies or products or provide us with any competitive advantage. We are not certain that our future patent applications will be issued. Moreover, our competitors could challenge or circumvent our patents or pending patent applications. It is also not possible to patent and protect all knowledge and know-how associated with our products so there may be areas that are not protected such as certain formulations and manufacturing processes. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Intellectual property litigation could cause us to spend substantial resources and could distract our personnel from their normal responsibilities.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common shares. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development, sales, marketing or distribution activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

We have taken measures to protect our trade secrets and know-how, including the use of confidentiality agreements with our employees, consultants, advisors and third-party manufacturers. It is possible that these agreements may be breached and that any remedies for a breach will not make us whole. In addition, some courts inside and outside of the United States are less willing or unwilling to protect trade secrets. We generally control and limit access to, and the distribution of, our product documentation and other proprietary information. Despite our efforts to protect these proprietary rights, our trade secret-protected know-how could fall into the public domain, unauthorized parties may copy aspects of our process and obtain and use information that we regard as proprietary. We also cannot guarantee that other parties will not independently develop our know how or otherwise obtain access to our technologies.

Third parties may misappropriate our algae strains.

Third parties, including contract manufacturers, often have custody or control of our algae strains. If our algae strains were stolen, misappropriated or reverse engineered, they could be used by other parties who may be able to reproduce the algae strains for their own commercial gain. If this were to occur, it would be difficult for us to challenge and prevent this type of use, especially in countries with limited intellectual property protection.

Other companies may claim that we infringe their intellectual property or proprietary rights, which could cause us to incur significant expenses or prevent us from selling our products.

Our success depends in part on our ability to operate without infringing the patents and proprietary rights of third parties. Product development is inherently uncertain in a rapidly evolving technological environment such as ours in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies. Patents issued to third parties may contain claims that conflict with our patents and that may place restrictions on the commercial viability of our products and technologies. Third parties could assert infringement claims against us in the future. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products, product candidates and technology. We may not be aware of all such third-party intellectual property rights potentially relevant to our products and product candidates.

Any litigation, adversarial proceeding or proceeding before governmental authorities regarding intellectual property rights, regardless of its outcome, would probably be costly and require significant time and attention of our key management and technical personnel. Litigation, adversarial proceedings or proceedings before governmental authorities could also force us to:

●	stop or delay using our proprietary technology;

●	stop or delay selling, manufacturing or using products that incorporate the challenged intellectual property;

●	pay damages; and/or

●	enter into licensing or royalty agreements which, if available at all, may only be available on unfavorable terms.

Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

If we fail to maintain and successfully manage our existing, or enter into new, strategic collaborations and other relationships, we may not be able to expand commercial development and sales of many of our products.

Our ability to enter into, maintain and manage collaborations and other relationships in our markets is fundamental to the success of our business. We may not be successful in entering into such arrangements with third parties for the sale and marketing of our products. Any failure to enter into new strategic arrangements on favorable terms or to maintain or manage our existing strategic arrangements could delay or hinder our ability to develop and commercialize our ingredients and could increase our costs of development and commercialization.

We may be exposed to product liability claims, which could harm our business.

The manufacture and sale of food additives and health products is regulated by various local, state, provincial federal and foreign environmental and public health agencies. The costs of remediation or product liability could materially adversely affect our future quarterly or annual operating results.

We may be held liable for, or incur costs to settle, liability claims if any products we develop, or any products that use or incorporate any of our technologies, cause injury or are found unsuitable during product testing, manufacturing, marketing, sale or use. These risks exist even with respect to products that have received, or may in the future receive, regulatory approval, registration or clearance for commercial use. We cannot guarantee that we will be able to avoid product liability exposure.

As part of the initial implementation process we will be putting in place product liability insurance at levels we believe will be sufficient and consistent with industry standards for companies at our stage of development. We cannot guarantee that our product liability insurance will be adequate and, at any time, it is possible that this insurance coverage may not be available on commercially reasonable terms or at all. A product liability claim could result in liability to us greater than our assets or insurance coverage. Moreover, even if we have adequate insurance coverage, product liability claims or recalls could result in negative publicity or force us to devote significant time and attention to those matters, which could harm our business.

We could be harmed by data loss or other security breaches

As a result of certain of our direct to consumer services being web-based and the fact that we will process, store, and transmit data, including personal information, for our customers, failure to prevent or mitigate data loss or other security breaches, including breaches of our vendors’ technology and systems, could expose us or our customers to a risk of loss or misuse of such information, adversely affect our operating results, result in litigation or potential liability for us, and otherwise harm our business. We use third party technology and systems for a variety of reasons, including, without limitation, encryption and authentication technology, employee email, content delivery to customers, back-office support, and other functions. Although we have developed systems and processes that are designed to protect customer information and prevent data loss and other security breaches, including systems and processes designed to reduce the impact of a security breach at a third party vendor, such measures cannot provide absolute security.

We face risks related to system interruption and lack of redundancy

We may experience occasional system interruptions and delays that make our websites and services unavailable or slow to respond and prevent us from efficiently fulfilling orders, which may reduce our net sales and the attractiveness of our products and services. If we are unable to continually add software and hardware, effectively upgrade our systems and network infrastructure, and take other steps to improve the efficiency of our systems, it could cause system interruptions or delays and adversely affect our operating results.

Our computer and communications systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, earthquakes, acts of war or terrorism, acts of God, computer viruses, physical or electronic break-ins, and similar events or disruptions. Any of these events could cause system interruption, delays, and loss of critical data, and could prevent us from accepting and fulfilling customer orders, which could make our product and service offerings less attractive and subject us to liability. Our systems are not fully redundant and our disaster recovery planning may not be sufficient. In addition, we may have inadequate insurance coverage to compensate for any related losses. Any of these events could damage our reputation and be expensive to remedy.

Our business is subject to various governmental regulations, and compliance with these regulations may cause us to incur significant expenses. If we fail to maintain compliance with applicable regulations, we may be forced to recall products and cease their manufacture and distribution, which could subject us to civil or criminal penalties.

The complex legal and regulatory environment exposes us to compliance and litigation costs and risks that could materially affect our operations and financial results. These laws and regulations may change, sometimes significantly, as a result of political or economic events. They include environmental laws and regulations, tax laws and regulations, import and export laws and regulations, government contracting laws and regulations, labor and employment laws and regulations, securities and exchange laws and regulations, and other laws such as the Foreign Corrupt Practices Act. In addition, proposed laws and regulations in these and other areas could affect the cost of our business operations. We face the risk of changes in both domestic and foreign laws regarding trade, potential loss of proprietary information due to piracy, misappropriation or foreign laws that may be less protective of our intellectual property rights. Violations of any of these laws and regulations could subject us to criminal or civil enforcement actions, any of which could have a material adverse effect on our business, financial condition or results of operations.

Risks related to the Common Shares

Because we will likely issue additional Common Shares, investment in the Company could be subject to substantial dilution.

We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our Common Shares. If we do sell more Common Shares, investors’ investment in the Company will likely be diluted. Dilution is the difference between what you pay for your shares and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in the Company’s Common Shares could seriously decline in value.

Penny stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common shares. Therefore, shareholders may have difficulty selling our securities.

The Company has no current plans to pay dividends on its Common Shares.

The Company does not anticipate paying any cash dividends in the foreseeable future. If the Company incurs indebtedness in the future to fund its future growth, its ability to pay dividends may be further restricted by the terms of such indebtedness.

Because a small number of existing shareholders own a large percentage of the Company’s voting shares, you will have minimal influence over shareholder decisions.

Existing management has significant share ownership in the Company and will retain control of the Company in the future. As a result of such ownership concentration, these individuals will have significant influence over the management and affairs of the Company and its business. It will also exert considerable, ongoing influence over matters subject to shareholder approval, including the election of directors and significant corporate transactions, such as a merger, sale of assets or other business combination or sale of the Company. This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, even if such a transaction would benefit other shareholders.

If we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, investors’ views of us and, as a result, the value of our common shares.

Pursuant to Section 404 of the Sarbanes-Oxley Act, our management will be required to report upon the effectiveness of our internal control over financial reporting beginning with the annual report for our fiscal year ending March 31, 2016. When and if we are a “large accelerated filer” or an “accelerated filer” and are no longer an “emerging growth company,” each as defined in the Exchange Act, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting. However, for so long as we remain an emerging growth company, we intend to take advantage of an exemption available to emerging growth companies from these auditor attestation requirements. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing, and possible remediation. To comply with the requirements of being a reporting company under the Exchange Act, we will need to upgrade our systems including information technology; implement additional financial and management controls, reporting systems, and procedures; and hire additional accounting and finance staff. If we or, if required, our auditors are unable to conclude that our internal control over financial reporting is effective, investors may lose confidence in our financial reporting, and the trading price of our common shares may decline.

We are an emerging growth company, and the reduced reporting requirements applicable to emerging growth companies may make our common shares less attractive to investors.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, three years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its Form 10-K and our other periodic reports and proxy statements, exemptions from the requirements of holding non-binding advisory votes on executive compensation and seeking shareholder approval of any golden parachute payments not previously approved and not being required to adopt certain accounting standards until those standards would otherwise apply to private companies. We could be an emerging growth company until the last day of the fiscal year following the fifth anniversary of our initial offering in November 2014, although circumstances could cause us to lose that status earlier, including if we become a large accelerated filer (in which case we will cease to be an emerging company as of the date we become a large accelerated filer, which, generally, would occur if, at the end of a fiscal year, among other things, the market value of our common shares that is held by non-affiliates exceeds USD$700 million as of the last business day of our most recently completed second fiscal quarter), if we have total annual gross revenue of USD$1.0 billion or more during any fiscal year (in which cases we would no longer be an emerging growth company as of March 31 of such fiscal year), or if we issue more than USD$1.0 billion in non-convertible debt during any three year period before that time (in which case we would cease to be an emerging growth company immediately). Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common shares and our share price may be more volatile.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under Canadian law, we conduct substantially all of our operations in Canada and most of our directors and all of our executive officers reside outside the United States.

We are incorporated in Canada and conduct substantially all of our operations in Canada. Most of our directors and all of our executive officers reside outside the United States and a substantial portion of their assets are located outside of the United States. As a result, it may not be possible for investors to enforce, outside the United States, judgments against the Company obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal and state securities laws. In addition, certain of the directors and officers of the Company are residents of Canada or other jurisdictions outside of the United States, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon those persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of United States federal and state securities laws.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling shareholders.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Public Market for Common Shares

Since January 4, 2016, our Common Shares have traded on the OTCQB operated by OTC Markets under the symbol “ADYNF”. From September 17, 2015 until January 5, 2016 our shares traded on OTC Pink. The table below lists the high and low closing prices per share of our Common Shares from the date our shares were first traded on September 17, 2015, as quoted on OTC Markets. Prior to September 17, 2015, there was no public market for our Common Shares.

Quarter Ended	High	Low

September 30, 2015	$1.62	$1.60

December 31, 2015	$1.72	$1.59

March 31, 2016	$1.74	$0.10

June 30, 2016	$1.00	$0.12

June 30, 2016 (to September 23, 2016)	$0.75	$0.30

On September 26, 2016 the closing of our Common Shares on the OTCQB was $0.40 per share.

Holders

We had approximately 37 record holders of our Common Shares as of, July 6, 2016, according to the books of our transfer agent. The number of shareholders of record excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed; however, we estimate the total number of shareholders to be approximately 90 to 100.

As of September 26, 2016, there were 10,828,801 common shares issued and outstanding.

Dividends

We have never paid cash dividends on our Common Shares. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our retained earnings deficit currently limits our ability to pay dividends.

SELLING SHAREHOLDERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth as of September 23, 2016, certain information with respect to the beneficial ownership of the Common Shares as to each selling shareholder listed below (collectively, the “Selling Shareholders”), together with the beneficial ownership of each of our directors and officers, and our directors and officers as a group.

	Shares Beneficially Owned Prior to Offering			Shares which may be offered Pursuant to this Offering		Shares Beneficially Owned After Offering
Name	Number		Percent (a)	Number		Number (b)		Percent (a)

Paul Ramsay	3,853,111	(2)	35.58%	1,160,236		2,692,875	(3)	24.87%
4120 Ridgeway Drive. Unit 37,
Mississauga, ON L5L 5S9 Canada

Richard Rusiniak	3,978,512	(3)	36.74%	1,215,637		2,762,875	(3)	25.51%
4120 Ridgeway Drive. Unit 37,
Mississauga, ON L5L 5S9 Canada

W. Cameron McDonald	52,500	(5)	(1)	0		52,500	(4)	(1)
4120 Ridgeway Drive. Unit 37,
Mississauga, ON L5L 5S9 Canada

Ross Eastley	309,376	(5)	2.86%	100,000	(6)	209,376	(5)	1.93%
4120 Ridgeway Drive. Unit 37,
Mississauga, ON L5L 5S9 Canada

P. Blair Mullin	191,732	(6)	1.77%	115,832	(6)	75,900	(6)	(1)
305 South Mulberry Street
Cherryville, NC 28021

Irena Rusiniak	49,371		(1)	49,371		0		0

Teresa Nowak	47,994		(1)	47,994		0		0

Joseph P. Galda	67,600	(7)	(1)	20,500		47,100	(7)	(1)

Trademasterpro.com, LLC	750,000	(8)	4.62%	500,000		250,000		2.31%

Triumph Investors Relations	13,874		(1)	13,874		0		0

All directors and officers as a group (5 persons)	8,385,231		77.43%	2,591,705		5,793,526		53.50%

(1)	Less than 1%.

(2)	Includes 120,000 Common Shares subject to currently exercisable options, and 88,500 Common Shares owned by Mr. Ramsay’s spouse, Sylvia Nowak. Mr. Ramsay disclaims beneficial ownership over shares owned by Ms. Nowak.

(3)	Includes 120,000 Common Shares subject to currently exercisable options, and 46,532 Common Shares owned by Mr. Rusiniak’s common law wife, Marianne Glazounova . Mr. Rusiniak disclaims beneficial ownership over shares owned by Ms. Glazounova

(4)	Includes 52,500 Common Shares subject to currently exercisable options.

(5)	Includes 86,663 Common Shares subject to currently exercisable options and 32,000 Common Shares owned by Mr. Eastley’s wife, Delma Eastley. Mr. Eastley disclaims beneficial ownership over shares owned by Ms. Eastley.

(6)	Includes 139,232 Common Shares registered in the name of Apollo Marketing LLC, as to which Mr. Mullin exercises sole voting and investment control, and 52,500 Common Shares subject to currently exercisable options.

(7)	Includes 43,750 Common Shares subject to currently exercisable options and exercisable warrants to purchase 3,350 Common Shares.

(8)	Includes 250,000 Common Shares to be issued on October 24, 2016 pursuant to a consulting agreement.

Messrs. Ramsay, Rusiniak, and Eastley are founding shareholders of the Company. Of Mr. Mullin’s Common shares, beneficial ownership of 300,000 Common Shares was acquired under warrants issued pursuant to an advisory agreement (See “Certain Relationships and Related Party Transactions”) and the balance were acquired in the private placement.

None of the selling shareholders are broker-dealers.

Except for Messrs. Rusiniak, Ramsay, Eastley, and Mullin, none of the selling shareholders have had any material relationship with the Company.

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell any or all of its Common Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

●	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell Common Shares in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling shareholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling shareholders. GHS and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus by them, are “underwriters” as that term is defined under the Securities Act, or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

No selling shareholder has advised us that it has entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Common Shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of Common Shares by any selling shareholder. If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Shares, if required, we will file a supplement to this prospectus.

If the selling shareholder uses this Prospectus for any sale of the Common Shares, it will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Common Shares and activities of the selling shareholders.

During such time as it may be engaged in a distribution of any of the shares we are registering by this registration statement, the selling shareholders are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised them of the requirements for delivery of this prospectus in connection with any sales of the Common Shares offered by this prospectus.

DESCRIPTION OF BUSINESS

Mission

Algae Dynamics’ mission is to be a leading producer of low-cost ultra-pure algae oil and biomass with high nutrient content for the functional food/beverage additive and health supplement industries.

Overview

The Company has developed the scalable BioSilo® algae cultivation system for the production of ultra-pure algae biomass for the functional food/beverage additives and pure supplement markets. Management believes this core technology produces algae biomass that exceeds the purity of our competitors, without the need for additional refinement, providing a key cost advantage. This positions the Company to meet the increasing market gap between supply and demand for algae biomass in several rapidly growing markets including high value ingredients for beverage, food, healthcare, nutraceuticals and supplement products.

ADC is looking to raise US$2.5 to $3.0 million to complete its BioSilo® system commercialization plan (scheduled for 8 – 10 months following funding) including Business to Business “B to B” value-added product strategies. The Company is also looking to raise US$8.0 million for Phase II to roll out larger commercial systems as part of its commercial growth strategy. ADC has a defined plan to generate revenue by supplying algae biomass in a powder form and/or oil that can be used as nutrient rich ingredients for its customers.

EPA (eicosapentaenoic acid) and DHA (docosahexaenoic acid) are long-chain omega-3 fatty acids. Studies have shown that EPA and DHA are important for proper fetal development, including neuronal, retinal, and immune function. EPA and DHA may affect many aspects of cardiovascular function including inflammation, peripheral artery disease, major coronary events, and anticoagulation. EPA and DHA have been linked to promising results in prevention, weight management, and cognitive function in those with very mild Alzheimer’s disease. Source: Advances in Nutrition -An International Review Journal January 2012.

(DHA) Algae oil prices are trading in the range of $60 to $90 per kilogram today depending on DHA concentration and country of origin, however, algae oil is typically selling for $70 to $75 per kilogram. (source: F & S May 24th. 2016).

The average price observed for Chlorella, an algae based protein powder of a type to be produced by the Company, was approximately €26.83/kg (US$30.59) in 2015, in bulk form, ranging from less than €10 (US$11.40) to more than €40 (US$45.60). Chlorella products on the upper range will be products produced from environmentally-controlled closed systems with 3rd party-substantiated quality claims. Users of these high-end products are dietary supplement, medical food, and personal care producers in the West. (F & S August 2015)

Our key competitive advantage is process engineering control which management believes ensures the best possible outcomes for each algae species at a low cost. Growing algae successfully requires a blend of a controlled environment and species selection. The Company’s production flexibility and tight control allows it to interchange selected species for improved algae yield and quality or client and marketplace demands as required. This provides an immediate and long term competitive advantage which the Company believes will allow it to quickly and profitably enter the market as R&D on species selection evolves.

Through its assignment of rights agreement with researchers at the University of Waterloo, the Company has access to proprietary algae species developed in the researcher’s labs that management believes have very high growth rates and nutrient content. The design enables full control of all cultivation parameters allowing Algae Dynamics to achieve optimum growing conditions for any algae species. As well, a unique CO₂ delivery system enhances delivery efficiency and minimizes CO₂ losses from the system. In essence, Algae Dynamics is combining expertise in the science of algae cultivation with the efficiency of thoughtful engineering.

The Company has entered into a memorandum of understanding with POS Biosciences (“POS”), a Saskatchewan, Canada based company, for key process variables such as oil extraction and EPA/DHA separation. POS offers expertise and service in bioprocessing applied research from bench- top to commercialization scale. CO₂ and agriculture quality nutrients are expected to be supplied by outside suppliers which will be managed by us. Under the POS memorandum of understanding, POS will assist the Company in the commercialization of the Company’s algae strains by identifying, isolating, extracting, concentrating, spray drying and purifying a wide range of algae-based components. POS also has in place the appropriate licenses and quality assurance standards for food and nutraceutical products. Billing for POS services will be on a project by project basis on terms to be negotiated.

BioSilo®

Algae Dynamics has engineered a proprietary algae production technology, the Algae Dynamics BioSilo®, which maximizes growth and purity, while minimizing its footprint through a modular design. It allows us to cultivate a wide variety of algae species tailored to the nutrient and purity requirements of our prospective customers. BioSilo® is a novel method of cultivating algae that combines the positive features of open pond systems with those of enclosed photobioreactor algae production systems. The system produces a continuous supply of ultra-pure algae biomass in high volumes. The design’s small footprint and scalability results in very low maintenance cost. The BioSilo ® is capable of producing a variety of species, including Chlorella and algae suited for Omega-3 rich Algae oil.

The BioSilo® is comprised of two distinct components - the Pure BioSilo® and the Pro-BioSilo®. These two components are part of the same production method and process, each designed to perform a different function in order to optimize the cultivation of algae biomass. Essentially, the Pure BioSilo® produces algae biomass in batches in low concentrations. This low density biomass is then used to inoculate (i.e. introduced to) the larger scale Pro-BioSilo® component, which when combined with carbon sources and air/oxygen, the high density biomass is produced.

The Pro-BioSilo® operates in a fed-batch mode for suspended cell cultures. In fed-batch mode, additional media and nutrients are added to the bioreactor at different times during the cell cultivation process to supplement the carbon source and other nutrients.

During the cultivation process, the mammalian cells exhibit four phases:

1.	lag phase,

2.	exponential growth phase,

3.	stationary or production phase, and

4.	end of life phase.

To achieve the highest biological product yields possible in the least amount of time, we have sourced sensors and controls to be installed in the scaled-up Pro-BioSilo®. These sensors, which measure states such as dissolved oxygen, dissolved CO₂, pH, temperature and conductivity, have been sourced, purchased and are being installed into both 50 and 100 liter bioreactors. The data equation and control units have been purchased and are ready to be installed together with air, oxygen and nutrients/medium feeding connections. In order to achieve the highest biological product yield without compromise on purity and quality, the system must have two distinct production phases. In the first phase the process is to ensure quality not quantity. All procedures should concentrate to provide the best condition for biological life in order to maximize product quality ignoring yield. After the growing parameters are established the second process is employed to maximize the growth. In the case of algae growth under heterotrophic conditions the cells multiply very fast. The objective when producing products such as Chlorella is to modify the growing parameters in order to establish a steep growing curve and harvest at “the midpoint” at which algae is young and healthy. In contrast, when growing algae to maximize lipids (omega oil), the maximum density and maximum lipid production is achieved at the top flat portion of the growth cycle.

Recognized critical process parameters are as follows:

●	pH

●	dissolved oxygen (DO)

●	temperature

●	nutrient composition and by-product profiles

●	agitation profile

●	gas sparging method

●	nutrient feed and product harvest profiles

●	dissolved carbon dioxide (d CO₂) and osmolality (i.e. concentration of dissolved particles per kilogram of solution)

The following flow chart shows a schematic of the Algae Dynamics Production Process:

Competing Algae Production Systems

Algae production systems can be divided into two broad categories: open pond and photobioreactors. Open pond systems

Open pond systems involve large areas of land which are converted into artificial ponds in which algae is cultured in the open air. Although they are capable of producing large volumes of algae, they suffer from a number of drawbacks, including:

●	Requires vast areas of land

●	Algae growth depends on consistent temperatures

●	Sunlight variation adversely affects production

●	High risk of pond contamination

●	Evaporation

●	Low CO2 availability

Closed photobioreactors

At the other end of the spectrum are photobioreactors which involve the use of complex enclosed reactor systems. These systems allow the continuous cultivation of algae in a highly controlled environment.

Common systems often involve rows of tubes of various shapes and configurations. Although much effort has been put into these systems in recent years, their large scale commercialization for algae production has been hampered by a number of drawbacks including:

●	High construction costs

●	High maintenance costs, especially for cleaning

●	Poor gas diffusivity

●	Poor control of growth conditions (e.g. oxygen accumulation, overheating)

●	CO2 delivery limitations

A problem common to all enclosed reactors is that algae sticks to the internal surfaces of the light source(s), reducing the amount of light available to the algae. This viscous film must be cleaned to ensure optimal growth, increasing operating costs and down-time.

BioSilo® Advantages

●	Complete control of all growth parameters

●	Small foot print

●	Efficient aeration, agitation and mixing, thus DO (dissolved oxygen) control

●	Effective CO2 removal

●	Water recycling with inline continuous decontamination method

Intellectual Property

Algae Dynamics is protecting its technological advantage through a two-pronged strategy. Firstly, a United States Patent (US 8,800,202 B2) Bioreactor was issued August 12, 2014, a second US patent (US 14/334,909) has been filed and a Patent Application (CA 2,735,635) on the same claims as the U.S. patent has been filed for Canada.

The patent abstract is: “Biomass production apparatus is disclosed and comprises a stack of trays, each tray, in use, being in receipt of a respective layer of liquid, the layers being spaced apart from one another such that each layer has associated therewith a respective headspace. Light sources are provided for each layer and are disposed in the headspace associated with said each layer, to illuminate, at least in part, said each layer”.

Secondly, significant know-how and proprietary in-house knowledge were acquired during development at the University of Waterloo, with the result that the engineering component of intellectual property related to the BioSilo® is a significant part of the “secret sauce”. As well, the Company has identified proprietary algae species isolated by phycology (the study of algae) scientists at the University of Waterloo, Drs. K. Muller and B. McConkey. Algae Dynamics has exclusive access to these species. These species which are not genetically modified have been selected for their high nutrient values.

History

During 2008 and 2009, Algae Dynamics developed the BioSilo® design. In 2010, Algae Dynamics partnered with algae or phycology experts Dr. Muller and Dr. McConkey at the University of Waterloo. This partnership provided the Company with exclusive access to proprietary algae species along with phycology expertise. Through this arrangement, Algae Dynamics operated its laboratory and advanced from bench scale algae experiments to operating a one meter BioSilo® installation. Algae Dynamics successfully completed its R&D validating key data points allowing Algae Dynamics to deploy its technology at commercial scale, producing algae biomass of the highest quality at significantly reduced costs. Algae Dynamics was funded in part by Ontario Power Authority “OPA” for the design and construction of its one meter BioSilo®.

Algae Dynamics has operated its system for three years, harvested algae biomass and analyzed the product. In summary, it has achieved the following technical developments:

●	Demonstrated full control over algae growing parameters, facilitating optimum growth

●	Grown three different species of algae successfully

●	Produced algae biomass with key nutrient content that meets market requirements

●	Inoculated algae culture at low levels, maintaining viability and rapid growth

●	Designed, installed, and proved the nutrient and CO₂ delivery system

●	Discovered and mastered a biological dewatering method

●	Extracted BioOil successfully

●	Demonstrated and measured the very low energy usage requirements of the system

The Company has moved into an industrial facility to commission a commercial cultivation system in readiness for commercial roll out. To date, Algae Dynamics has obtained investments from a variety of sources:

Amount ($)
Ontario Power Authority (Grant)	$250,000
Scientific Research and Experimental Development Tax Credit	72,400
Founders Cash	383,990
Private Funds raised as of March 31, 2016	771,901
Total	$1,478,291

Marketing Strategies

The Company intends to enter the North American market through food/beverage and health supplement distributors as well as food and beverage manufacturers directly. Many of these companies have distribution globally which could provide Algae Dynamics access to world markets. In addition, the Company intends to develop a direct to consumer strategy with its line of branded products.

Although we will be primarily focused on selling Algae powders and tablets, subsequently, Omega-3 oils will be extracted from Algae Dynamics’ algae biomass under a toll processing agreement expected to be negotiated with POS Biosciences, Saskatoon, Saskatchewan which is subject to a memorandum of understanding. POS is approved by the Canadian Food Inspection Agency and experienced in the oil extraction process. Under the POS memorandum of understanding, POS will assist the Company in the commercialization of the Company’s algae strains by identifying, isolating, extracting, concentrating, spray drying and purifying a wide range of algae-based components. POS also has in place the appropriate licenses and quality assurance standards for food and nutraceutical products. Billing for POS services will be on a project by project basis on terms to be negotiated.

We continue to rely on advances and sale of equity to fund operating shortfalls in the short and intermediate term. The Company is projecting that $2.5 to $3 Million is required to implement the first phase of the business plan. The initial funding is expected to be comprised of a combination of debt and equity. The Company is in discussions regarding potential funding terms although it has not received any commitments for this funding. There can be no assurance that the Company will receive sufficient funding to achieve its business plan on acceptable terms, if at all.

The Company will build brand awareness by working with a brand/marketing management professional, specializing in the health food and supplement market, to have packaged products available for sale to customers (online and retail) as well as ingredient to sell wholesale.

We are also utilizing channel partners, or indirect connections to obtain introductions to potential customers.

Global Omega-3 Ingredients Market

In 2014, total revenue for the global omega-3 ingredients market was $1.8 billion and is expected to reach $2.9 billion in 2025, growing at a compound annual growth rate (CAGR) of 4.2%. (source: F & S. August 2015)

The demand for omega-3 dietary supplements in the United States and Western Europe will be approximately 2% year-over-year growth. (source: F & S. August 2015)

This growth continues to be supported by a strong drive by the industry to continue to invest in clinical research and development. This helps to not only demonstrate known health benefits, such as its impact on blood, lipid levels, but also the discovery of previously unknown health benefits like cognitive and eye health. (source: F & S. August 2015)

World Demand for Algae-Derived Products

Algae oil is a good source of DHA and is widely promoted for its cognitive health benefits in infant formula and other formulas throughout the world.

Globally, the infant formula application represented about 48.9% of microalgae-based DHA oils sold, followed by dietary supplements with about 28.4%, and food & beverage at 19%. (source: F & S July 2014)

Algae-based Omega-3 Market

Algae in the Omega-3 market is well established and Algae Dynamics’ algae biomass business is validated by production of Omega-3 derived from algae. This will be a significant opportunity for Algae Dynamics, given that the Omega-3 ingredients market is expected to reach $2.9 billion in 2025, growing at a compound annual growth rate of 4.2%. (source: F & S August 2015).

Specifically, Algae Dynamics expects to see a more significant growth rate within the algae-derived Omega-3 segment.

DHA Algae oil prices are trading in the range of $60 to $90 per kilogram today depending on DHA concentration and country of origin, however, algae oil is typically selling for $70 to $75 per kilogram. (source: F & S May 24th. 2016).

Traditionally, fish oils were the main source for omega-3 Polyunsaturated Fatty Acids (PUFAs), but their usage was limited due to problems such as unpleasant odor and taste, and poor oxidative stability (less shelf life). (source: F & S July 2014). However, recent technological advancements have enabled some manufacturers to overcome these formulation challenges.

The global omega-3 market was estimated to be US$14.5 billion in 2013 and is expected to reach US$21.7 billion by 2019, growing at a CAGR of 7.0% from 2014 to 2019. In 2013, the global omega-3 market was dominated by Europe and Asia-Pacific, with estimated 34.5% and 31.0% shares, respectively. Omega-3 is the most consumed ingredient as compared with fiber because of its wide-ranging applications in food, pharmaceuticals and dietary supplements. Various health concerns such as obesity, cardiac failure and neural disorders are driving the consumers toward nutraceuticals that contain omega-3 fatty acids as a main ingredient. The European omega-3 market was estimated to be US$5.0 billion in 2013 and is expected to reach US$7.7 billion by 2019, growing at a CAGR of 7.8% from 2014 to 2019. Consumers are ready to spend premium amounts for quality nutraceutical products, which drive demand for omega-3 fatty acids in Europe. Asia-Pacific’s market for omega-3 was estimated to be US$4.5 billion in 2013 and is expected to reach US$6.7 billion by 2019, growing at a CAGR of 6.9% from 2014 to 2019. There is an increasing number of cardiac disorders due to unhealthy food habits owing to changing lifestyles of the people in the Asia-Pacific region. Omega-3 fatty acids control the cholesterol, which is raising demand for them in the Asia-Pacific region. (source: BCC Research November 2014)

The North American omega-3 market was estimated to be US$4.0 billion in 2013 and is expected to reach US$5.9 billion by 2019, growing at a CAGR of 6.5% from 2014 to 2019. Supplements are the largest application segment that drives North America’s omega-3 market. (source: BCC Research November 2014)

Beverages and supplements dominate the global nutraceutical omega-3 market with 50.3% of share in 2013. The omega-3 based nutraceutical beverages and supplements market was estimated to be

US$7.3 billion in 2013 and is expected to reach US$11.5 billion by 2019, growing at a CAGR of 8.1% from 2014 to 2019. (source: BCC Research November 2014)

The omega-3 PUFAs ingredients market analyzed in this study include EPA and DHA omega-3s from marine oils such as fish oils, krill oils, squid oils, and algal oils. The end use application markets covered in the report include dietary supplements, food & beverages, pet nutrition, infant nutrition, pharmaceuticals and clinical nutrition. Worldwide, consumption of omega-3 PUFAs, estimated at 123.8 thousand metric tons worth US$2.3 billion in 2013, is forecast to be 134.7 thousand metric tons valued at US$2.5 billion in 2014. By 2020, it is projected that demand for omega-3 PUFAs globally will reach 241 thousand metric tons with a value of US$4.96 billion, thereby posting a volume CAGR of almost 10% and a value CAGR of 11.6% between 2013 and 2020. (source: Health & Nutrition, Omega-3: A Global Market Overview, February 25, 2014)

Algae oils represent approximately 16.8% of the global Omega-3 Ingredients market, and are expected to increase their market share, as indicated above. Algae Dynamics is focused on providing North American clients with ultra-pure algae products; however Algae Dynamics recognizes that the market for its potential products is global in nature, connecting Algae Dynamics’ business to many other markets around the world. Algae-derived Omega-3 is a relatively new entry into the food and beverage additive industry, competing against fish oil which has been produced for centuries. Microalgae Oils generate 34.8% revenue of the global Omega-3 ingredients market. (source: F & S August 2015)

In 2012, the global market for microalgae based DHA +30% oil was estimated to be nearly $350 million, and about 4,614 metric tons. Globally, the infant formula application represented about 48.9 percent (unit shipment) of microalgae based DHA +30% oils sold, followed by dietary supplements with about 28.4 percent. Food and beverage was 19.4 percent of the volumes. (source: F & S May 2014)

Algae Omega-3 - Growth Factors

●	Sustainability of marine sources of omega-3 is rapidly becoming a key concern, particularly in light of the recent estimate by the Global Organization for EPA and DHA Omega -3 “GOED” indicating that based on the World Health Organization’s omega-3 intake recommendation of 250 milligrams (mg) per day, 650 thousand metric tons of DHA and EPA are required relative to current ocean capacity of 530,000 tons. (source: www.nutraingredients-usa.com October 2014)

●	Algae-based omega-3 oils are perceived to be sustainable, vegan friendly, and free of contamination such as heavy metals. They are therefore becoming increasingly popular with end users. (source: F & S August 2015)

●	Additionally, the fishing industry is constrained by fishing quotas of about 1 million metric tonnes annually, therefore it is anticipated that fish oil demand will exceed supply by 2017. This opens up the market to other sources of omega-3 ingredients, such as algae.

●	Despite there being an increasing trend for consumers to demand heart health solutions, which drives growth of the omega-3 ingredients market, there continues to be quality concerns that negatively impact consumer adoption. These quality concerns relate to inconsistent quality compositions of raw materials and the fear of toxin contamination, which is dependent on technology and raw material origins.

●	In 2010, the industry witnessed several class action lawsuits stating that various industry participants did not effectively report the amount of mercury and polychlorinated biphenyls (PCB) in fish-based products. (source: F & S August 2015)

Chlorella Market

Due to strict safety regulations and commercial factors, Chlorella is one of the few microalgae species eligible for human consumption. Algae Dynamics’ business model initially focuses on the cultivation of Chlorella, a species which Algae Dynamics believes has underutilized properties:

Ounce per ounce, Chlorella contains the following:

●	Six times more beta-carotene than spinach.

●	More dietary fiber than leading fruits and vegetables.

●	More complete protein per serving than soy – and twice as much as steak.

●	Higher nucleic acid content than any food – even more than sardines – for slowing down the visible signs of aging.

●	50 times the antioxidants and flavonoids as Vitamin C or Vitamin E for fighting free radical damage.

●	18 powerful amino acids including glutamic acid to help sharpen memory and defense boosting lysine, and arginine to enhance your natural production of immune cells.

●	More than 20 vitamins and minerals to encourage optimum health and energy.

In 2014, the global market for chlorella powder ingredients was estimated to be €148.8 million (US$169.6 million), corresponding to 6,600 metric tons of demand. (source: F & S August 2015)

In 2015, the average price observed was approximately €26.83 (US$30.59) in 2015, in bulk form, ranging from less than €10 (US$11.40) to more than €40 (US$45.60). Chlorella products on the upper range will be products derived from environmentally-controlled closed systems with 3rd party- substantiated quality claims. Users of these high-end products are dietary supplement, medical food, and personal care producers in the West. (source: F & S August 2015)

In 2017, the global market for chlorella powder ingredients is expected to be over 10,000 metric tons of demand and the food and beverage application in the Asia-Pacific region (APAC) will account for two-thirds of chlorella powder ingredients sold. Other significant market opportunities will exist in the dietary supplement/functional food sectors in North America and Europe. (source: F & S August 2015)

It is expected that price will grow at an estimated compound annual growth rate of 7.9% from 2014 to 2020. (source: F & S August 2015)

Chlorella is claimed to help fight several types of cancer, bacterial and viral infections, enhance the immune system, lower blood pressure and cholesterol levels, and promote healing of intestinal ulcers, diverticulosis, and Crohn’s disease. It is said to “cleanse” the blood, digestive system, and the liver. (source: F & S August 2015)

Chlorella contains vitamin C and carotenoids, both of which are antioxidants that help block the action of free radicals (activated oxygen molecules that can damage cells). Chlorella is also reported to contain high concentrations of B-complex vitamins. (source: F & S August 2015)

Nutritional and Functional Food Ingredients Market for Algae Biomass

Consumers represent the strongest driver for the nutritional and functional ingredients market as they switch to functional foods. The functional food trend has seen substances such as ginseng, kombucha, Omega-3 and vitamins added to food and beverages. Algae Dynamics’ products, powder algae biomass and Omega-3, can be used as additives in these functional foods and additives. This functional food trend offers food manufacturers many possibilities for developing customized functional food products. In 2011, functional foods accounted for approximately 30 percent of the North American Food Market volume.

●	The largest segment (22%) of the functional food ingredients market is a collection of additives that do not neatly fit into other categories. These include polyol, phytoestrogens, and Omega-3.

●	The second-largest segment (21%) is vitamins. Major ingredients of this category are vitamin A, B3 (niacin), B2 (riboflavin), B1 (thiamine), B5 (pantothenic acid), B6 (pyridoxine), B9 (folate), B12 (cobalamine), C, D, E, and biotin.

●	The third-largest segment (16%) is minerals. The major minerals used as functional ingredients are calcium, potassium, magnesium, and selenium.

Algae Dynamics’ algae biomass is rich in all of these elements, which should allow it to penetrate the entire market, rather than only one segment. One of the initial target products is the chlorella algae species.

In 2014, total revenue for the global chlorella was €148.8 million (US$169.6 million) and is expected to reach €666.8 million (US$760 million) in 2020, growing at a CAGR of 28.4%. Growth will be driven by the increasing demand for protein ingredients. As well, the lower euro value relative to the US dollar increases growth. (source: F & S August 2015)

The APAC market leads in terms of demand due to chlorella products being an integral part of many APAC countries cuisine, but Europe and North America are expected to make up ground by 2020. (source: F & S August 2015)

Sales & Marketing Strategy

Globally, there were 351 products containing Chlorella launched between February 2013 and April 2016: 180 in the food category; 91 in the drink category, and 80 in the pet products category. (source: Agriculture Canada April 2016)

Algae Dynamics intends to enter the North American market through food and health supplement distributors as well as food and beverage manufacturers directly. Many of these companies have distribution globally which could provide Algae Dynamics access to world markets.

Christopher Shanahan, Global Program Manager – Food & Agriculture, Frost & Sullivan, North America, San Antonio, United States has agreed in principle to be Algae Dynamics’ market development and customer integration advisor. Mr. Shanahan has direct experience in data analysis, project management, consulting and market engineering. Particular expertise in: econometric-based market analysis including mathematical programming, statistical benefit-cost analysis, market forecasting, scenario engineering, product innovation adoption models and business strategy decision models.

Algae Dynamics is also utilizing channel partners to gain access to potential clients. Key channel partners are:

Bioenterprise Corporation is a business accelerator and commercialization agent. Bioenterprise was established to help promote the creation, growth and expansion of businesses engaged in agri- technologies. Acting as coach and catalyst, Bioenterprise works with companies at all stages, from start-ups to emerging and well- established businesses. Through their global network of industry contacts and professionals, they are able to assess the critical components needed to mitigate risks inherent in early stage business. Areas of expertise include; market/industry research and competitive analysis, nutraceutical, functional food, and biomaterial based technologies. Algae Dynamics is working directly with Jessica Bowes, M.Sc. in Human Health & Nutritional Science, Sr. Business Analyst, Food Nutrition & Health.

Innovation Guelph (“IG”). IG assists companies in achieving growth of market share, entry into new markets, and improving the bottom line. IG is also a member of the Ontario Network of Excellence (“ONE”). Algae Dynamics is working directly with Dr. Mark Goldberg (our mentor), an Entrepreneur In Residence for IG. Dr, Goldberg has a PhD in pharmacology and has over 25 years of experience in bio-medical research and as a regulatory consultant.

As noted in the Marketing Strategies section implementation of the business plan, including the development of the branded product strategy noted therein is dependent on financing.

Competition

Companies Developing Open Pond Systems

The basic premise of this methodology is that by mimicking the natural environment of algae, commercially profitable amounts of algae can be produced albeit with a degree of unpredictability due to Mother Nature. Unfortunately, there are drawbacks with this method as previously described “Competing Algae Production Systems”.

Companies Developing Enclosed Photobioreactors

Cultivating algae in enclosed photobioreactors has drawn a lot of attention in recent years due to the ability to better control algae cultivation conditions. We believe this has resulted in larger algae yields compared to open pond systems, with some photobioreactor systems able to reach 150g/m2/day biomass production compared to 3,600g/m2/day for Algae Dynamics’ technology. However, this production rate was achieved only at laboratory scale but, in any event, appears lower than Algae Dynamics’ production rate.

The market is continually facing competition from other competing nutritional ingredients. However, the wide range of health benefits offered by PUFA ingredients is unmatched. (source: F & S August 2015)

Having a strong scientific focus in this industry is critical in terms of gaining and maintaining a sustainable competitive advantage. (source: F & S August 2015)

Total Omega-3 and Omega-6 PUFA Ingredients Market – Competitive Landscape

Microalgae Production Capacity and Insights by Selected Industry Participants, Global, 2012

Microalgae Production Capacity/Tons,

Company	System	2012
Lonza Group	Closed system/bioreactor	12,500
Royal DSM	Close system/bioreactor	5,000
Seambiotic Ltd.	Open pond technology	2,500
Solazyme	Closed system/bioreactor	N/A
Soliance	Closed system/bioreactor	100
Heliae Inc.	Algae cultivation supplier	1
Aurora	Open pond technology	1,750
Cellana	Open pond technology	180
AlgaeBio	Closed pond technology	10
Roquette	Closed system	250
Enzymotec	Produces DHA from fish sources	N/A

Updated Competitive Landscape

The top 3 Tier I companies (DSM, BASF, Wuxi Xunda Marine Biological Products) in the total omega-3 ingredients market occupy 52% of the global market and the selected Tier II companies occupy a combined 14% of the global market.

(source: F & S August 2015)

Risks & Risk Mitigation Strategy

Algae Dynamics has identified several key risk factors including:

1.	Biological experience is important. It is not enough to build an algae cultivation system but only have limited expertise on the algae itself. Algae are complex organisms that require knowledge and expertise to effectively culture

Algae Dynamics Response: Algae Dynamics has access to a number of propriety species collected, isolated and incubated by Dr. Muller and her colleagues.

2.	Growth Rate critical. There must be complete control of all parameters in a contaminant-free environment and it is critical to efficiently uptake nutrients and carbon sources.

Algae Dynamics Response: The closed loop design minimizes contamination issues and all parameters are integrated for optimum growing conditions.

3.	Impurities must be avoided. Cultivations systems in the open environment are exposed to variable elements. If their design does not facilitate sectional integrity, detrimental contamination can result.

Algae Dynamics Response: The Algae Dynamics BioSilo® will be in an environment which meets good manufacturing practices for the production of nutraceuticals and the modular design facilitates isolating contamination. Each module can be disinfected and re-inoculated.

4.	CO2 delivery must be efficient. Most systems rely on “bubbling” of CO2 into the algae allowing large amounts to pass through the culture to the atmosphere reducing CO2 sequestration by the algae.

Algae Dynamics Response: The Algae Dynamics BioSilo® has a unique CO2 delivery system that significantly reduced bubbling and CO2 loss to the atmosphere.

5.	Land area must be minimized. Using large tracts of land for cultivating algae can be costly and inefficient.

Algae Dynamics Response: The Algae Dynamics BioSilo® has a small footprint and can be located at any industrial site.

6.	Operating and energy costs must be minimized. Although some photobioreactor designs have demonstrated excellent algae yields their maintenance costs are high.

Algae Dynamics Response: The Algae Dynamics BioSilo® operates using a dual lighting system and a low amount of electrical energy. The multi- layer design takes advantage of gravity and the selection of narrow spectrum LED lighting reduces energy requirements. As well, Algae Dynamics’s design eliminates tube fouling.

Description of Properties and Production Plans

The Company has entered into a five year operating lease, expiring November 2018, for Unit 37-4120 Ridgeway Drive in Mississauga, Ontario, which consists of 2,224 square feet of office and production facilities. The current space is adequate for the purpose of constructing an initial production system. The monthly base rental of the current facility is $1,362 plus the Company’s estimated portion of property taxes and operating expenses which are currently $810 per month. The Company will require additional space for multiple production systems; however, suitable facilities are readily available.

The Company is projecting that $2.5 to $3 Million is required to implement the first phase of the business plan. The initial funding will be comprised of a combination of debt and equity. Upon completion of the first phase of the planned financing, the Company expects to complete the build out of its production process within 8 months. We estimate that the amount of time between commencement of production and product reaching market to be approximately 3 to 4 months.

The Company obtains its algae strains from the University of Waterloo. Other raw ingredients include water, nutrients, and carbon dioxide, all of which are readily available. During the first year of operations, we anticipate using approximately 1,526 gallons of water, 312 pounds of nutrients (such as glucose, chemical fertilizer, metal trace elements, and vitamins) and 3,330 pounds of carbon dioxide. When the Company commences production of algae, there will be certain lead times before completed products reach market.

When in service, the Company believes it will require only four employees to operate the initial production installation, a process control engineer, biochemical engineer, biochemical technician and a maintenance technician.

Regulatory Risks

Algae Dynamics will be subject to various US, federal, provincial, and local environmental laws and regulations including the health and safety of employees, and manufacturing practices. In addition, some of these laws and regulations require contemplated facilities to operate under permits that are subject to renewal or modification. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns.

United States

The processing, formulation, safety, manufacturing, packaging, labeling, advertising, and distribution of food supplement products are subject to regulation by one or more federal agencies, including the FDA, the Federal Trade Commission (“FTC”), the Consumer Product Safety Commission (“CPSC”), the United States Department of Agriculture (“USDA”), and the Environmental Protection Agency (“EPA”), and by various agencies of the states and localities in which the products are sold. The area of business that these and other authorities regulate include, among others:

●	claims and advertising;

●	labels;

●	ingredients; and

●	manufacturing, distributing, importing, selling and storing of products.

In particular, the FDA regulates the formulation, manufacturing, packaging, storage, labeling, promotion, importation, and distribution and sale of dietary supplements and food ingredients in the United States, while the FTC regulates marketing and advertising claims.

Some of our potential products are packaged and sold directly to retailers and consumers, and therefore are subject to greater oversight and enforcement action by the FTC. In recent years, the FTC has instituted numerous enforcement actions against consumer packaged goods companies for failure to have adequate substantiation for claims made in advertising or for use of false or misleading advertising claims.

The Dietary Supplement Health and Education Act of 1994 (“DSHEA”), an amendment to the Federal Food, Drug and Cosmetic Act (“FDC Act”), established a framework governing the composition safety, labeling, manufacturing and marketing of dietary supplements. Generally, under DSHEA, dietary ingredients that were marketed in the United States prior to October 15, 1994 may be used in dietary supplements without notifying the FDA. “New” dietary ingredients (i.e., dietary ingredients that were “not marketed in the United States before October 15, 1994”) must be the subject of a new dietary ingredient notification submitted to the FDA unless the ingredient has been “present in the food supply as an article used for food” without being “chemically altered”. A new dietary ingredient notification must provide the FDA evidence of a “history of use or other evidence of safety” establishing that use of the dietary ingredient “will reasonably be expected to be safe”. A new dietary ingredient notification must be submitted to the FDA at least 75 days before the initial marketing of the new dietary ingredient. The FDA may determine that a new dietary ingredient notification does not provide an adequate basis to conclude that a dietary ingredient is reasonably expected to be safe. Such a determination could prevent the marketing of such dietary ingredient.

The FDA has issued a draft guidance governing notification of new dietary ingredients. While it is not mandatory to comply with FDA guidance, it is a strong indication of the FDA’s current views on the topic of the guidance, including the agency’s position on enforcement. Depending on the recommendations made in the guidance, if and when it is finalized, particularly those relating to animal or human testing, such guidance could make it more difficult for Algae Dynamics to successfully provide notification of new dietary ingredients. Moreover, such guidance could change the status of ingredients that the industry has viewed as “old” dietary ingredients to “new” dietary ingredients that may require submission of a new dietary ingredient notification.

The FDA or other agencies could take actions against products or product ingredients that in its determination present an unreasonable health risk to consumers which would make it illegal for us to sell such products. In addition, the FDA could issue consumer warnings with respect to the products or ingredients that Algae Dynamics sells. Such information could be based on information received through reporting of serious adverse events mandated by the FDC Act.

DSHEA permits “structure/function claims” to be included in labeling for dietary supplements without FDA pre-market approval. Such statements must be submitted to the FDA within 30 days of marketing. Such statements may describe how a particular dietary ingredient affects the structure, function, or general well-being of the body, or the mechanism of action by which a dietary ingredient may affect body structure, function, or well- being, but may not expressly or implicitly represent that a dietary supplement will diagnose, cure, mitigate, treat, or prevent a disease. A company that uses a structure/function claim in labeling must possess scientific evidence substantiating that the statement is truthful and not misleading. If the FDA determines that a particular structure/function claim is an unacceptable drug claim or an unauthorized version of a “health claim”, or, if the FDA determines that a particular claim is not adequately supported by existing scientific data or is false or misleading, we would be prevented from using the claim.

In addition, DSHEA provides that so-called “third-party literature”, e.g., a reprint of a peer-reviewed scientific publication linking a particular dietary ingredient with health benefits, may be used “in connection with the sale of a dietary supplement to consumers” without the literature being subject to regulation as labeling. The literature: (1) must not be false or misleading; (2) may not “promote” a particular manufacturer or brand of dietary supplement; (3) must present a balanced view of the available scientific information on the subject matter; (4) if displayed in an establishment, must be physically separate from the dietary supplements; and (5) should not have appended to it any information by sticker or any other method. If the literature fails to satisfy each of these requirements, the Company may be prevented from disseminating such literature in connection with Algae Dynamics products, and any dissemination could subject our products to regulatory action as an illegal drug.

In June 2007, pursuant to the authority granted to the FDA by DSHEA, the FDA published detailed Current Good Manufacturing Practice (“GMP”) regulations that govern the manufacturing, packaging, labeling and holding operations of dietary supplement manufacturers. The GMP regulations, among other things, impose significant recordkeeping requirements on manufacturers. The GMP requirements are in effect for all manufacturers, and the FDA is conducting inspections of dietary supplement manufacturers pursuant to these requirements. There remains considerable uncertainty with respect to the FDA’s interpretation of the regulations and their actual implementation in manufacturing facilities. In addition, the FDA’s interpretation of the regulations will likely change over time as the agency becomes more familiar with the industry and the regulations. The failure of a manufacturing facility to comply with the GMP regulations renders products manufactured in such facility “adulterated,” and subjects such products and the manufacturer to a variety of potential FDA enforcement actions.

In addition, under the FDA Food Safety Modernization Act (“FSMA”), which was enacted on January 4, 2011, the manufacturing of dietary ingredients contained in dietary supplements will be subject to similar or even more burdensome requirements, which will likely increase the costs of dietary ingredients and will subject suppliers of such ingredients to more rigorous inspections and enforcement. The FSMA will also require importers to take measures to ensure that the foods they import, including dietary supplements and dietary ingredients, meet domestic requirements. This could increase the cost of those articles, subject their importation to greater scrutiny, and potentially restrict their availability.

The FDA has broad authority to enforce the provisions of federal law applicable to dietary supplements, including powers to issue a public warning or notice of violation letter to a company, publicize information about illegal products, detain products intended for import, request a recall of illegal products from the market, and request the Department of Justice to initiate a seizure action, an injunction action, or a criminal prosecution in the U.S. courts. The FSMA expands the reach and regulatory powers of the FDA with respect to the production of food, including dietary supplements. The expanded reach and regulatory powers include the FDA’s ability to order mandatory recalls, administratively detain domestic products and administratively revoke manufacturing facility registrations, thereby effectively enjoining manufacturing of dietary ingredients and dietary supplements without judicial process. The regulation of dietary supplements may increase or become more restrictive in the future.

The FTC exercises jurisdiction over the advertising of dietary supplements. In recent years, the FTC has instituted numerous enforcement actions against dietary supplement companies for failure to have adequate substantiation for claims made in advertising or for the use of false or misleading advertising claims. Such actions could result in substantial financial penalties and significantly restrict the marketing of a dietary supplement.

Legislation or regulations may be introduced which, if passed, would impose substantial new regulatory requirements on the manufacture, packaging, labeling, advertising and distribution and sale of our products. In March 2009, the General Accounting Office (the “GAO”) issued a report that made four recommendations to enhance the FDA’s oversight of dietary supplements. The GAO recommended that the Secretary of the Department of Health and Human Services direct the Commissioner of the FDA to: (1) request authority to require dietary supplement companies to identify themselves as a dietary supplement company and update this information annually, provide a list of all dietary supplement products they sell and a copy of the labels and update this information annually, and report all adverse events related to dietary supplements; (2) issue guidance to clarify when an ingredient is considered a new dietary ingredient, the evidence needed to document the safety of new dietary ingredients, and appropriate methods for establishing ingredient identity; (3) provide guidance to industry to clarify when products should be marketed as either dietary supplements or conventional foods formulated with added dietary ingredients; and (4) coordinate with stakeholder groups involved in consumer outreach to identify additional mechanisms for educating consumers about the safety, efficacy, and labeling of dietary supplements, implement these mechanisms, and assess their effectiveness. These recommendations could lead to increased regulation by the FDA or future legislation concerning dietary supplements.

International

In Canada and foreign markets, prior to commencing operations and prior to making or permitting sales of our products in the market, we may be required to obtain an approval, license or certification from the relevant country’s ministry of health or comparable agency. Where a formal approval, license or certification is not required, we nonetheless seek a favorable opinion of counsel regarding our compliance with applicable laws. Prior to entering a new market in which a formal approval, license or certificate is required, we work extensively with local authorities in order to obtain the requisite approvals. The approval process generally requires us to present each product and product ingredient to appropriate regulators and, in some instances, arrange for testing of products by local technicians for ingredient analysis. The approvals may be conditioned on reformulation of our products, or may be unavailable with respect to some products or some ingredients. Product reformulation or the inability to introduce some products or ingredients into a particular market may have an adverse effect on sales. We must also comply with product labeling and packaging regulations that vary from country to country. Our failure to comply with these regulations can result in a product being removed from sale in a particular market, either temporarily or permanently.

The Company cannot determine what effect additional domestic or international governmental legislation, regulations, or administrative orders, when and if promulgated, would have on Company’s business in the future. New legislation or regulations may require the reformulation, elimination, or relabeling of certain products to meet new standards and revisions to certain sales and marketing materials, and it is possible that the costs of complying with these new regulatory requirements could be material.

Technical Risks

Although algae growth is well documented, there are three primary challenges in cultivating algae at high volumes:

1.	Growth Rates

The BioSilo® system is designed to tailor the growing parameters for several species of algae, allowing Algae Dynamics to exceed the average production rate of other systems.

Growing parameters control	Benefits

- Light source intensity	- Extremely high purity levels

- CO2 absorption efficiency	- Scalable

- Algae cell mixing method and rate	- Minimized cultivation costs

- PH and temperature	- Computer controlled process

- Nutrients delivery ratio	- Consistent nutrient composition

- A Proprietary liquefied CO2 technology that resolves	- Computer controlled 02/N2/CO2
the problems associated with widely used CO2 diffusers
(bubbler)
- Continuous production 24/7 process without maintenance interruption

2.	Space

Small production space requirements	Benefits – need to think in 3 dimensions

- Stacks of shallow cultivation trays	- Efficient use of space (volume not just area)

- Compact light source (maximum absorption)	- Minimize capital and operating cost

- Combined CO 2 and nutrient supply system	- Easy process component access

- Recyclable media (water + minerals)	- Automatic in-situ process control

- Compact mixing and temperature control	- Algae is harvested at the bottom, the water is cleaned and re-circulated for reuse

- In-situ harvesting process

- Maximum heating and cooling efficiencies to facilitate optimal Growing conditions

3.	Energy Requirements

Algae Dynamics Solutions	Benefits

- Algae Dynamics uses a proprietary design taking advantage of gravity	- Extremely efficient use of energy

- Algae biomass solution flows down through the tank with - optional conditions throughout the trays.	- Fewer moving parts reduces energy, labor and maintenance cost
.
- Use of LED lighting system provides additional energy efficiency.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of an unlimited number of Common Shares. As of September 23, 2016 there were 10,828,801 Common Shares outstanding.

The following description of our Common Shares and provisions of our articles of association and By-laws is only a summary. Investors are directed for a complete description of the terms and provisions of our articles and By-laws, which are exhibits to the registration statement which contains this prospectus. We encourage you to review complete copies of our articles and By-laws.

Voting Rights

Each holder of our Common Shares is entitled to one vote for each share on all matters submitted to a vote of our shareholders, including the election of our directors. The rights attached to the Common Shares do not provide for cumulative voting rights or preemptive rights. Accordingly, the holders of a majority of our outstanding Common Shares entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividend Rights

Subject to limitations under the Canada Business Corporations Act (the “CBCA”), preferences that may apply to any outstanding shares of preferred stock and contractual restrictions, holders of our Common Shares are entitled to receive ratably dividends or other distributions when and if declared by the Company’s board of directors. Whether any future dividends are paid to our shareholders will depend on decisions that will be made by our board of directors and will depend on then existing conditions, including our financial condition, contractual restrictions, corporate law restrictions, capital requirements and business prospects. Under the CBCA, the Company may pay dividends unless there are reasonable grounds for believing that (i) the Company is, or would after such payment be, unable to pay its liabilities as they become due or (ii) the realizable value of the Company’s assets would be less than the aggregate of its liabilities and stated capital of all classes of shares.

Change of Control

Under the CBCA, the affirmative vote of two-thirds of the votes cast is required for shareholder approval of an amalgamation (other than certain short form amalgamations), for any sale, lease or exchange of all, or substantially all, of our assets, if not in the ordinary course of our business, and certain other fundamental changes including an amendment to the articles of amalgamation. Other shareholder action is generally decided by a majority of the votes cast at a meeting of shareholders.

There is no limitation imposed by Canadian law or by our articles or other charter documents on the right of a non-resident to hold or vote Common Shares, other than as provided by the Investment Canada Act, which requires notification and, in certain cases, advance review and approval by the Government of Canada of the acquisition by a non-Canadian of control of a Canadian business.

The authorization of undesignated preferred shares in our articles of amalgamation makes it possible for our board of directors to issue preferred shares with rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by McGovern, Hurley, Cunningham, LLP and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the Common Shares hereby will be passed upon for us by Ladhani & Sonenbery, Barristers and Solicitors, 4 Robert Speck Parkway, Suite 200, Mississauga, Ontario L4Z 1S1.

LEGAL PROCEEDINGS

There are no material pending legal proceedings to which we are a party or to which any of our property is subject, nor are there any such proceedings known to be contemplated by governmental authorities. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion and analysis should be read in connection with the Company’s financial statements and related notes thereto, as included in this report.

The following is management’s discussion and analysis of certain significant factors that have affected our financial position and operating results during the periods included in the accompanying financial statements, as well as information relating to the plans of our current management.

Results of Operations and Going Concern

We incurred a net loss of $1,913,995 for the year ended March 31, 2016, (2015 - $1,087,289). We do not anticipate having a positive net income in the immediate future. Net cash used by operations for the year ended March 31, 2016 was $209,919. These financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company is in the development stage, in accordance with ASC 915 and has not yet realized profitable operations and has relied on non-operational sources to fund operations. In addition, as of March 31, 2016, the Company has a working capital deficiency of $765,356 (March 31, 2015 - $845,406) and has accumulated deficit of $3,723,368 (March 31, 2015 - $1,809,373). The Company’s ability to continue as a going concern is dependent on successfully executing its business plan, which includes the raising of additional funds. The company will continue to seek additional forms of debt or equity financing, but it cannot provide assurances that it will be successful in doing so. These circumstances raise substantial doubt as to the ability of the company to meet its obligations as they come due and accordingly, the appropriateness, ultimately, of the use of accounting principles applicable to a going concern. The accompanying financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

Results of Operations for the year ended March 31, 2016 compared to the year ended March 31, 2015 Operating Expenses

The operating expenses increased in 2016 ($1,921,210) versus 2015 ($1,087,289) by $833,921 as the Company continued to build the administrative infrastructure to support the development of a production facility. By continuing this process extra membership fees were incurred in order to become DTCC full service eligible and the Company was approved to trade on the OTCQB markets. The senior management of the Company continued the program of not taking salaries but were granted stock options and shares with the expense being recognized in the stock based compensation.

Net Income (Loss)

We recognized a net loss of $1,913,995 for the year ended March 31, 2016 as compared to a net loss of $1,087,289 for the same period of 2015. Changes in net income (loss) are primarily attributable to changes in expenses, each of which is described above.

Liquidity and Capital Resources

Net cash used by operating activities was $209,919 and $252,077 for the years ended March 31, 2016 and 2015, respectively.

We had negative working capital of $765,356 as of March 31, 2016 compared to $845,406 as of March 31, 2015. The current level of development activity necessitates a cash requirement of approximately $20,000 monthly.

We do not have any material commitments for capital expenditures. However, should we execute our business plan as anticipated, we would incur substantial capital expenditures and require financing in addition to the amount required to fund our present operation.

We continue to rely on advances and sale of equity to fund operating shortfalls and do not foresee a change in this situation in the immediate future. There can be no assurances that we will continue to be able to access advances and sell equity, without which we will not be able to continue operations. As a result of an equity line of credit and advances from members of management and their families, the Company has adequate capital resources to fund its operations through to the end of September on the assumption that the conditions precedent to draws on the equity line of credit are satisfied and that the trading volume in the Company’s shares is adequate to permit maximum draws under such equity line. The Company intends to commence a raise via private placement or direct offering to the public of equity in our Company as early as feasible in order to fund operations going forward.

The execution of the business plan has been put on hold until the appropriate commitments have been made for funding. We continue to rely on advances and sale of equity to fund operating shortfalls in the short and intermediate term. The Company is projecting that $2.5 to $3 Million is required to implement the first phase of the business plan. The initial funding is expected to be comprised of a combination of debt and equity. The Company is in discussions regarding potential funding terms although it has not received any commitments for this funding. There can be no assurance that the Company will receive sufficient funding to achieve its business plan on acceptable terms, if at all.

If the funding from the private placement or direct offering is not available in a timely manner then management will continue foregoing salaries and operations will be scaled back to operate within the funds available. In the normal course of business, management considers various alternatives to ensure that the Company can meet some of its operating cash flow requirements through financing activities, such as private placements of common shares, preferred share offerings and offerings of debt and convertible debt instruments as well as through merger or acquisition opportunities. Management may also consider strategic alternatives, including strategic investments and divestitures. As future operations may be financed out of funds generated from financing activities, the ability to do so is dependent on, among other factors, the overall state of capital markets and investor appetite for investments in the green technology industry and the Company’s securities in particular. Should the Company elect to satisfy its cash commitments through the issuance of securities, by way of either private placement or public offering or otherwise, there can be no assurance that the efforts to obtain such additional funding will be successful, or achieved on terms favorable to the Company or its existing shareholders. If adequate funds are not available on favorable terms, the Company may have to reduce substantially or eliminate expenditures or obtain funds through other sources such as divestiture or monetization of certain assets or sublicensing (where permitted) of certain rights to certain of the Company’s technologies or products.

Additional Financing

Please see the section Recent Sales of Unregistered Securities.

The Company additionally plans to undertake a funding application with the AgriInnovation Program (through the Canadian Department of Agriculture) for funding under a repayable loan program for up to $2 Million in matching funds.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans.

Going Concern

The accompanying financial statements have been prepared on a going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

As shown in the financial statements, the Company incurred a net operating loss of $1,913,995 for the year ended March 31, 2016, (2015 Net Loss of $1,087,289). The Company’s current liabilities exceed its current assets by $765,356 as of March 31, 2016.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements on a continuing basis by raising additional funds through debt or equity financing. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Accordingly, our independent auditors included an explanatory paragraph in their report on the March 31, 2016 financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional notes and disclosure describing the circumstances that lead to this disclosure by our independent auditors.

Critical Accounting Policies

New Accounting Pronouncements

The Financial Accounting Standards Board, or FASB, issued in May 2016, in August 2015, March 2016 and April 2016, respectively, Accounting Standards Updates No. 2014-09, No. 2015-14, No. 2016-08, and No. 2016-10 (the “ASUs”). These ASUs were issued in connection with revenue from contracts with customers. The new standard provides a five-step approach to be applied to all contracts with customers and also requires expanded disclosures about revenue recognition. In August 2015, the FASB deferred the effective date of the guidance to reporting periods, including interim periods, beginning after December 15, 2017, and will be applied retrospectively. Early adoption is not permitted. We are currently evaluating the timing, method of adoption and the expected impact that the standard could have on our consolidated financial statements and related disclosures. We expect to complete our analysis by December 31, 2016.

In January 2016, the FASB issued new guidance on recognition and measurement of financial assets and financial liabilities. The new guidance will impact the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. All equity investments in unconsolidated entities (other than those accounted for under the equity method of accounting) will generally be measured at fair value with changes in fair value recognized through earnings. There will no longer be an available-for-sale classification (changes in fair value reported in other comprehensive income (loss)) for equity securities with readily determinable fair values. In addition, the FASB clarified the need for a valuation allowance on deferred tax assets resulting from unrealized losses on available-for-sale debt securities. In general, the new guidance will require modified retrospective application to all outstanding instruments, with a cumulative effect adjustment recorded to opening retained earnings. This guidance will be effective for us on January 1, 2018. We are currently evaluating the expected impact that the standard could have on our consolidated financial statements and related disclosures.

In February 2016, FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the lease commencement date: a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year entity). Early application is permitted. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. We are currently evaluating the expected impact that the standard could have on our consolidated financial statements and related disclosures.

In March 2016, FASB issued ASU No. 2016-09 related to stock-based compensation. The new guidance simplifies the accounting for stock-based compensation transactions, including income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This update is effective in fiscal years, including interim periods, beginning after December 15, 2016, and early adoption is permitted. We are currently evaluating this guidance and the impact it will have on the consolidated financial statements and related disclosures.

In May 2016, FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which is intended to not change the core principle of the guidance in Topic 606, but rather affect only the narrow aspects of Topic 606 by reducing the potential for diversity in practice at initial application and by reducing the cost and complexity of applying Topic 606 both at transition and on an ongoing basis. We are currently evaluating the impact of the adoption of this standard on its consolidated financial statements and related disclosures.

The financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”) applied on a consistent basis. The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods.

We have identified the policies below as critical to our business operations and the understanding of our financial statements. A complete discussion of our accounting policies is included in Notes 2 and 3 of the Notes to the Financial Statements.

Use of estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from these estimates.

Cash and Cash Equivalents

The company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes

Please see note 10 of the accompanying financial statements.

Fair Value of Financial Instruments

Please see note 13 of the accompanying financial statements.

Net Loss Per Common Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through stock options and warrants. Potentially dilutive securities which were not included in diluted weighted average shares for the years ended March 31, 2016 and 2015 consist of outstanding options (930,000 and 505,000) respectively and outstanding warrants (709,583 and 940,083) respectively.

Stock-Based Compensation

Please see note 9c of the accompanying financial statements.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-10 “ASU 2014-10” to eliminate certain financial reporting requirements for development stage entities. The amendments in ASU 2014-10 remove the incremental financial reporting requirements from US GAAP for development stage entities, including the presentation of inception-to-date information in the statements of income, cash flows and shareholder equity, and disclosure of the financial statements as those of a development stage entity.

In June 2014, FASB issued Accounting Standards Update (“ASU”) ASU No. 2014-12, “Compensation – Stock Compensation (Topic 718); Accounting for Share- Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period, be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. The Company is currently evaluating the impact this guidance will have on its financial statements.

In April 2015, the FASB issued ASU 2015-03, Interest - Imputation of Interest (Subtopic 835-30). This guidance is to simplify the presentation of debt issuance costs by recognizing debt issuance costs related to a debt liability in the balance sheet as a direct deduction from that debt liability consistent with the presentation of a debt discount. The amendments in this update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. The Company is currently evaluating the impact of the new requirements on its financial statements.

In February 2016, the FASB issued ASU 2016-02 Leases (ASC 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e. lessees and lessors). The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. ASC 842 supersedes the previous leases standard, ASC 840 Leases. The amendments in this update are effective for fiscal years beginning after December 15, 2018, which is our fiscal 2020, beginning on April 1, 2019. The Company is currently evaluating the impact this guidance will have on its financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The ASU includes multiple provisions intended to simplify various aspects of the accounting for share-based payments. The amendments in this update are effective for annual periods beginning after December 15, 2016, which is the Company’s fiscal 2018, which will begin on April 1, 2017. The Company is currently evaluating the impact of the new requirements on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

For the three months ended June 30, 2016 and 2015

Results of Operations and Going Concern

We are an early stage company with a limited operating history, and we have only recently begun to commercialize our products. We have incurred operating losses since our inception in October 2008, and we expect to continue to incur operating losses for the foreseeable future. At June 30, 2016, we had an accumulated deficit of $3,890,717. For the quarters ended June 30, 2016 and 2015, we had a net loss attributable to common stockholders of $341,437, and $112,496, respectively. The more significant expenditures increased include professional fees which increased by $141,766 and stock based compensation which increased by $76,055 during the 3 month period ended June 30, 2016 compared to June 30, 2015. A significant portion of the professional fees related to the provision of investor relation services and the costs associated with the reassignment of the Equity Purchase Agreement. As a result of the Company being in a loss position, we will need to generate significant revenues to achieve and maintain profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all. These conditions create an uncertainty as to our ability to continue as a going concern.

Results of Operations

Revenues

We had no revenues for the three months ended June 30, 2016 and 2015 respectively.

Operating Expenses

The operating expenses increased in the three month period ended June 30, 2016 $341,437 compared to the same period of 2015 $112,496. This substantial increase was a result of management making substantial commitments to raise funds in order to facilitate the implementation of the business plan.

Other Expenses

Nil

Net Loss

The Company recognized a net loss of $341,437 for the three month period ended June 30, 2016 as compared to a net loss of $112,496 for the same period of 2015. Changes in net (loss) are primarily attributable to the initiatives being undertaken to put the necessary funding place to implement the business plan. A number of initiatives have been accomplished as the Company has become public, the Company obtained a trading symbol “ADYNF” and is trading on the OTCQB markets and the Company is reporting on the basis of audited financial statements.

Liquidity and Capital Resources

Net cash used by operating activities was $90,446 and $24,919 for the three month periods ended June 30, 2016 and 2015, respectively. The increase is attributable to the reduction of some of the accounts payable recorded at the year-end, March 31, 2016. The Company had a working capital deficiency of $451,468 as of June 30, 2016 compared to $765,356 as of March 31, 2016. While the Company continues to incur substantial operating losses, a substantial portion of the operating losses reflect expenses which have been satisfied through the issuance of shares.

On May 4, 2016, the Company agreed to a term loan of $40,000 for bridge financing with a relative of one of the officers of the Company. The loan matures on August 28, 2016 and the terms specify a 30% premium to be paid at that time. The 30% premium is recognized as an accretion expense and is amortized on the condensed interim statements of operations . During the 3 month periods ended June 30, 2016 the Company accreted $5,897 (2015 - $nil). In the event the Company is unable to make the payment at maturity, the Company intends to discuss with the lender an extension of the maturity date. While it is believed that the Company will be able to reach an accommodation on the loan extension, there can be no assurances to this effect.

Furthermore, given the cash shortages the Company has delayed paying trade creditors and professionals pending receipt of expected funds from financing activities.

A significant portion of the professional fees and stock based compensation are non-cash expenditures resulting in a cash requirement of approximately $20,000 per month.

We do not have any material commitments for capital expenditures. However, should we execute our business plan as anticipated, we would incur substantial capital expenditures and require financing in addition to the amount required to fund our present operation.

We continue to rely on advances and sale of equity to fund operating shortfalls and do not foresee a change in this situation in the immediate future. There can be no assurances that we will continue to be able to access advances and sell equity, without which we will not be able to continue operations. The Company intends to commence a raise via private placement or direct offering to the public of equity in our Company as early as feasible in order to fund operations going forward.

The execution of the business plan has been put on hold until the appropriate commitments have been made for funding. We continue to rely on advances and sale of equity to fund operating shortfalls in the short and intermediate term. The Company is projecting that $2.5 to $3 Million is required to implement the first phase of the business plan. The initial funding is expected to be comprised of a combination of debt and equity. The Company is in discussions regarding potential funding terms although it has not received any commitments for this funding. There can be no assurance that the Company will receive sufficient funding to achieve its business plan on acceptable terms, if at all.

If the funding from the private placement or direct offering is not available in a timely manner then management will continue foregoing salaries and operations will be scaled back to operate within the funds available. In the normal course of business, management considers various alternatives to ensure that the Company can meet some of its operating cash flow requirements through financing activities, such as private placements of common shares, preferred share offerings and offerings of debt and convertible debt instruments as well as through merger or acquisition opportunities. Management may also consider strategic alternatives, including strategic investments and divestitures. As future operations may be financed out of funds generated from financing activities, the ability to do so is dependent on, among other factors, the overall state of capital markets and investor appetite for investments in the green technology industry and the Company’s securities in particular. Should the Company elect to satisfy its cash commitments through the issuance of securities, by way of either private placement or public offering or otherwise, there can be no assurance that the efforts to obtain such additional funding will be successful, or achieved on terms favorable to the Company or its existing shareholders. If adequate funds are not available on favorable terms, the Company may have to reduce substantially or eliminate expenditures or obtain funds through other sources such as divestiture or monetization of certain assets or sublicensing (where permitted) of certain rights to certain of the Company’s technologies or products.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies and Recent accounting Pronouncements

The financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”) applied on a consistent basis. The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods.

We have identified the policies below as critical to our business operations and the understanding of our financial statements. A complete discussion of our accounting policies is included in Note 3 of the annual audited financial statements for the year ended March 31, 2016.

Use of estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from these estimates.

Going Concern

These financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company is in the development stage and has not yet realized profitable operations and has relied on non-operational sources to fund operations. The Company has suffered recurring losses and additional future losses are anticipated as the Company has not yet been able to generate revenue. In addition, as of June 30, 2016, the Company has a working capital deficiency of $451,468 (March 31, 2016 - $765,356) and an accumulated deficit of $3,890,717 (March 31, 2016 - $3,723,368). The Company’s ability to continue as a going concern is dependent on successfully executing its business plan, which includes the raising of additional funds. The Company will continue to seek additional forms of debt or equity financing, but it cannot provide assurances that it will be successful in doing so. These circumstances raise substantial doubt as to the ability of the Company to meet its obligations as they come due and accordingly, the appropriateness of the use of accounting principles applicable to a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Such adjustments could be material.

New Accounting Pronouncements

The Financial Accounting Standards Board, or FASB, issued in May 2016, in August 2015, March 2016 and April 2016, respectively, Accounting Standards Updates No. 2014-09, No. 2015-14, No. 2016-08, and No. 2016-10 (the “ASUs”). These ASUs were issued in connection with revenue from contracts with customers. The new standard provides a five-step approach to be applied to all contracts with customers and also requires expanded disclosures about revenue recognition. In August 2015, the FASB deferred the effective date of the guidance to reporting periods, including interim periods, beginning after December 15, 2017, and will be applied retrospectively. Early adoption is not permitted. We are currently evaluating the timing, method of adoption and the expected impact that the standard could have on our consolidated financial statements and related disclosures. We expect to complete our analysis by December 31, 2016.

In January 2016, the FASB issued new guidance on recognition and measurement of financial assets and financial liabilities. The new guidance will impact the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. All equity investments in unconsolidated entities (other than those accounted for under the equity method of accounting) will generally be measured at fair value with changes in fair value recognized through earnings. There will no longer be an available-for-sale classification (changes in fair value reported in other comprehensive income (loss)) for equity securities with readily determinable fair values. In addition, the FASB clarified the need for a valuation allowance on deferred tax assets resulting from unrealized losses on available-for-sale debt securities. In general, the new guidance will require modified retrospective application to all outstanding instruments, with a cumulative effect adjustment recorded to opening retained earnings. This guidance will be effective for us on January 1, 2018. We are currently evaluating the expected impact that the standard could have on our consolidated financial statements and related disclosures.

In February 2016, FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the lease commencement date: a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year entity). Early application is permitted. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. We are currently evaluating the expected impact that the standard could have on our consolidated financial statements and related disclosures.

In March 2016, FASB issued ASU No. 2016-09 related to stock-based compensation. The new guidance simplifies the accounting for stock-based compensation transactions, including income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This update is effective in fiscal years, including interim periods, beginning after December 15, 2016, and early adoption is permitted. We are currently evaluating this guidance and the impact it will have on the consolidated financial statements and related disclosures.

In May 2016, FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which is intended to not change the core principle of the guidance in Topic 606, but rather affect only the narrow aspects of Topic 606 by reducing the potential for diversity in practice at initial application and by reducing the cost and complexity of applying Topic 606 both at transition and on an ongoing basis. We are currently evaluating the impact of the adoption of this standard on its consolidated financial statements and related disclosures.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

As a smaller reporting company, as defined in Rule 12b-2 of the Securities Exchange Act of 1934, we are not required to provide the information required by this item.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Paul Ramsay	President and Director	57	March 31, 2009
Richard Rusiniak	Chief Executive Officer and Director	68	March 31, 2009
Ross Eastley	Chief Financial Officer and Director	69	February 11, 2011
P. Blair Mullin	Director	62	August 28, 2014
W. Cameron McDonald	Director	50	August 28, 2014

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director and executive officer, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Paul Ramsay (BBA) - Co-Founder, Chairman & President

Mr. Ramsay has served as President of the Company since its founding in 2008 (formally appointed March 31, 2009). He has over 25 years of business development and management experience. He was the Co-founder and former CEO and VP Business Development of Cymat Corp, (TSX: CYM) with a market valuation over $150 million upon his resignation in 2002. He was instrumental in securing the Stabilized Aluminum Foam (SAF) license from Alcan International Ltd. He successfully negotiated a $10 Million technology development program with Industry Canada (TPC). He participated in the completion of $25 million in financing with financial institutions. Mr. Ramsay also introduced and sold several newly developed products to major corporations.

Mr. Ramsay’s qualifications to serve of the Board include over 25 years of business experience and his experience as a founder, and seller, of companies, and his experience with the Company since its founding.

Richard Rusiniak (Mechanical Engineer) - Co-Founder, Director & CEO

Mr. Rusiniak has served as Chief Executive Officer of the Company since its founding in 2008 (formally appointed March 31, 2009). He has over 30 years of management, design and process experience. He was the Co- founder and former President, CFO, and CTO of Cymat Corp (TSX: CYM) with a market valuation over $150 million upon his resignation in 2002. He negotiated an Aluminum Foam Manufacturing licence with Alcan International Ltd., and successfully commercialized the technology. He prepared full documentation and completed a $10 Million technology development program with Industry Canada (TPC). He participated in the completion of $25 million in financing with financial institutions. From 1978 to 1988, he was project manager with Long Manufacturing, as well as The Ontario Research Foundation (Ortech). Projects on which he has consulted include NASA’s Zero Gravity Program, Atomic Energy of Canada’s Re-tubing Program and Hawker Siddeley’s Bi-Level GO Train Modularization.

Mr. Rusiniak’ s qualifications to serve on Algae Dynamics’ board of directors include his years of managerial experience and technology and engineering experience and his experience with the Company since its founding.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

Ross Eastley (CA) – Director & CFO

Since 2009 (formally appointed February 11, 2011) Mr. Eastley has been the Chief Financial Officer of the Company. Prior to that, he was CEO for the Canadian Society of Immigration Consultants (CSIC) from 2006 – 2009. Mr. Eastley reported to a nine-member Board, responsible for strategic planning, corporate communications, initial regulatory functions, creation of the staffing structure and management of legal processes. Former V P/Controller for Brandon University.

Mr. Eastley’s qualifications to serve on the Board include his over 30 years of accounting and CFO experience in both private and public sector organizations as well as serving as an executive Board member on a number of Boards for in excess of 20 years.

Blair Mullin (BA, MBA) - Director

Mr. Mullin’s principal occupation during the past five years includes managing various funds and providing management consulting services including Managing Partner of Apollo Ventures, LLC, Aldercreek Capital LLC and Apollo Marketing LLC, which provide investment capital to emerging companies. He is also President & CEO of Connectus Inc., which provides advisory services to emerging companies. Previously, Mr. Mullin served as consultant to and then CFO of DRS Inc. from 2010 to 2012; as President & CEO of Samarium Group Corporation (now Samaranta Mining Corporation) from 2009 to 2010; as Chief Financial Officer of Zi Corporation from 2006 to 2009; as Chief Financial Officer of Homax Products Inc from 2005 to 2006; as Interim Vice President Finance of Yakima Products Inc. in 2005. From 2003 to 2005, Mr. Mullin served as consultant to numerous clients engaged in manufacturing. In addition, he was a Partner in Tatum Partners (later Tatum LLC), a national executive services firm, from 2003 to 2010. From 2001 to 2003, Mr. Mullin was President and CEO of Blair Mullin & Associates, Inc., a consulting firm. From 2000 to 2001, Mr. Mullin served as President and Chief Operating Officer of International DisplayWorks, Inc., which was a successor company to Morrow Snowboards, Inc., where he served as President and CFO from 1997 to 2000. Mr. Mullin holds an MBA from University of Western Ontario and BA from Wilfrid Laurier University, in Canada.

Mr. Mullin’s qualifications to serve on Algae Dynamics’ board of directors include his 25 years of managerial experience and his experience as chief financial officer of public and private companies, Mr. Mullin is the Board’s finance and accounting expert. Mr. Mullin also brings several years of public company corporate governance experience to the Board.

Cameron McDonald (BA, BSc, MBA, Finance & Accounting) - Director

Mr. McDonald is currently the CEO of Coldwater Fisheries Inc., a leading Canadian aquaculture company. Prior to joining Coldwater Fisheries Inc. in early 2015, Mr. McDonald was a founder and executive of Global SeaFarms Corporation. From 2004 to 2009, Mr. McDonald was an Investment Banker with Canaccord Adams (now Canaccord Genuity). Canaccord was the number one ranked technology investment banking deal team in Canada in 2006 and 2007 with financings of over $500M on the TSX and AIM capital markets. Mr. McDonald has completed the Chartered Financial Analyst “CFA” program, and passed the Partners, Directors, and Officers Qualifying Exam in 2006.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any events requiring disclosure under Item 401(f) of Regulation S-K.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by shareholders. If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o 37 – 4120 Ridgeway Drive, Mississauga, Ontario L5L 5S9

Board Leadership Structure and Role on Risk Oversight

Paul Ramsay currently serves as the Company’s President and Chairman. The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources. The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Committees of the Board

The Board has constituted an Audit Committee consisting of two non-management directors, W. Cameron McDonald (Chair) and P. Blair Mullin. The full Board currently conducts the duties of the Compensation Committee and the Nominating Committee.

Audit Committee

The Audit Committee consists of W. Cameron McDonald and P. Blair Mullin, both non-management directors. Mr. Cameron was elected Chair and is an independent Director. Mr. Mullin is not deemed independent due to his consulting agreement with the Company.

EXECUTIVE COMPENSATION.

The particulars of the compensation paid to the following persons:

(a)	our President;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the fiscal years ended March 31, 2016 and 2015; and who we will collectively refer to as the named executive officers of our Company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE

							Changes in
							Pension Value
							and
							Nonqualified
					Option	Non-Equity	Deferred
				Stock	based	Incentive Plan	Compensation	All other
Name		Salary	Bonus	Awards	Awards (4)	Compensation	Earnings	Compensation	Total
and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Paul Ramsay,	2016	Nil	Nil	$23,044	$265,680	Nil	Nil	Nil	$288,724
President and Director. (1)	2015	Nil	Nil	Nil	$142,200	Nil	Nil	Nil	$142,200
	2014	N/A	N/A	N/A	N/A	N/A	N/A	$50,000	$50,000

Richard Rusiniak,	2016	Nil	Nil	$23,044	$265,680	Nil	Nil	Nil	$288,724
Chief Executive Officer and	2015	Nil	Nil	Nil	$142,200	Nil	Nil	Nil	$142,200
Director(2)	2014	Nil	Nil	Nil	Nil	Nil	Nil	$50,000	$50,000

Ross Eastley,	2016	Nil	Nil	$23,044	$221,400	Nil	Nil	Nil	244,444
Chief Financial Officer and	2015	Nil	Nil	Nil	$94,800	Nil	Nil	Nil	$94,800
Director(3)	2014	N/A	N/A	N/A	N/A	N/A	N/A	$20,000	$20,000

(1) Mr. Ramsay was appointed the President and a Director of our company on March 31, 2009.

(2) Mr. Rusiniak was appointed the Chief Executive Officer and a Director of our company on March 31, 2009.

(3) Mr. Eastley was appointed the Chief Financial Officer and Director of our company on February 11, 2011.

(4) Calculated based on the Black-Scholes model at the grant date.

Other than as disclosed below, there are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

Paul Ramsay – Employment Agreement as amended changing the salary effectiveness start time.

On March 17, 2014, we entered into an amended employment agreement with Paul Ramsay (the “Ramsay Employment Agreement”), effective in accordance with the schedule for salary effectiveness which follows, this amended the terms of the initial Employment Agreement between Mr. Ramsay and the Company that became effective on July 1, 2014.

The salary is $120,000 per annum, an annual car allowance of $9,000, a contribution to a RRSP to the maximum allowed contribution not to exceed $30,000 per year plus being able to participate in the benefits program made generally available to the Company Employees and Executives.

Schedule for Salary Effectiveness in accordance with the amendment

Cumulative Funds Raised 1	Effective Monthly Salary %
1.) $100,000	10.0%
2.) $175,000	15.0%
3.) $250,000	25.0%
4.) $375,000	37.5%
5.) $500,000	50.0%
6.) $750,000	62.5%
7.) $1,000,000	75.0%
8.) $1,250,000	87.5%
9.) $1,500,000	100.0%

1	Cumulative funds raised is inclusive of all sources including without limitation capital raised, grants received, revenue recorded, debt raised, and assets sold.

2	Termination as a result of change in control then Mr. Ramsay shall be entitled to an amount equal to (12) months compensation plus one additional month for each full year of service, 100% salary is $120,000 per annum, an annual car allowance of $9,000, a contribution to a RRSP to the maximum allowed contribution not to exceed $30,000 per year plus being able to participate in the benefit programs made generally available to the Company Employees and Executives.

Richard Rusiniak – Employment Agreement as amended changing the salary effectiveness start time.

On March 17, 2014, we entered into an amended employment agreement with Richard Rusiniak (the “Rusiniak Employment Agreement”), effective in accordance with the schedule for salary effectiveness which follows, this amended the terms of the initial Employment Agreement between Mr. Rusiniak and the Company that became effective on July 1, 2014.

The salary is $120,000 per annum, an annual car allowance of $9,000, a contribution to a RRSP to the maximum allowed contribution not to exceed $30,000 per year plus being able to participate in the benefits program made generally available to the Company Employees and Executives.

Schedule for Salary Effectiveness in accordance with the amendment

Cumulative Funds Raised 1	Effective Monthly Salary %
1.) $100,000	10.0%
2.) $175,000	15.0%
3.) $250,000	25.0%
4.) $375,000	37.5%
5.) $500,000	50.0%
6.) $750,000	62.5%
7.) $1,000,000	75.0%
8.) $1,250,000	87.5%
9.) $1,500,000	100.0%

1	Cumulative funds raised is inclusive of all sources including without limitation capital raised, grants received, revenue recorded, debt raised, and assets sold.

2	Termination as a result of change in control then Mr. Rusiniak shall be entitled to an amount equal to (12) months compensation plus one additional month for each full year of service.

Ross Eastley – Employment Agreement as amended changing the salary effectiveness start time.

On March 17, 2014, we entered into an amended employment agreement with Ross Eastley (the “Eastley Employment Agreement”), effective in accordance with the schedule for salary effectiveness which follows, this amended the terms of the initial Employment Agreement between Mr. Eastley and the Company that became effective on July 1, 2014.

The salary is $100,000 per annum, an annual car allowance of $9,000, plus being able to participate in the benefits program made generally available to the Company Employees and Executives.

Schedule for Salary Effectiveness in accordance with the amendment

Cumulative Funds Raised 1	Effective Monthly Salary %
1.) $100,000	10.0%
2.) $175,000	15.0%
3.) $250,000	25.0%
4.) $375,000	37.5%
5.) $500,000	50.0%
6.) $750,000	62.5%
7.) $1,000,000	75.0%
8.) $1,250,000	87.5%
9.) $1,500,000	100.0%

1	Cumulative funds raised is inclusive of all sources including without limitation capital raised, grants received, revenue recorded, debt raised, and assets sold.

2	Termination as a result of change in control then Mr. Eastley shall be entitled to an amount equal to (12) months compensation plus one additional month for each full year of service.

Outstanding Equity Awards at Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Option Awards					Stock Awards
								Incentive	Equity
								Plan	Incentive
			Equity					Awards:	Plan Awards:
			Incentive					Number of	Market or
			Plan Awards:				Market	Unearned	Payout Value
		Number of	Number of			Number of	Value of	Shares,	of Unearned
	Number of	Securities	Securities	Weighted	Weighted	Shares or	Shares of	Units or	Shares, Units
	Securities	Underlying	Underlying	Average	Average	Units of	Units of	Other	or other
	Underlying	Un-	Unexercised	Option	Option	Stock that	Stock that	Rights that	Rights that
	Exercisable	exercisable	Unearned	Exercise	Expiration	have not	Have not	have not	have not
	options	Options	Options	Price	Date	Vested	Vested	Vested	Vested
Name	(#)	(#)	(#)	($)	($)	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Paul Ramsay	120,000	120,000	120,000	$2.05	Note 1	Nil	N/A	Nil	N/A

Richard Rusiniak	120,000	120,000	120,000	$2.05	Note 1	Nil	N/A	Nil	N/A

Ross Eastley	86,667	93,333	93,333	$2.05	Note 1	Nil	N/A	Nil	N/A

1.	If the Optionee’s employment with the company terminates, the Option that has become exercisable pursuant to the vesting schedule shall continue to be exercisable, to the extent it is exercisable on the date such employment terminated, for ninety (90) days after such termination, but in no event after the date the Option otherwise terminates. The Option that has not become exercisable of Optionee’s employment with the Company shall be revoked.

Options Grants in the Fiscal Year Ended March 31, 2016

There were no stock options exercised during the fiscal year ended March 31, 2016 and the stock options granted and held by our executive officers at the end of the fiscal year ended March 31, 2016 is in accordance with the following table.

EXECUTIVE OFFICERS COMPENSATION

					Non-Equity	Nonqualified Deferred
	Fees Earned Or Paid in Cash	Stock Award	Option Award		Incentive Plan Compensation	Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)		($)	($)	($)(2)	($)
Paul Ramsay	Nil	$23,044	$265,680	(1)	Nil	Nil	Nil	$288,724
Richard Rusiniak	Nil	$23,044	$265,680	(1)	Nil	Nil	Nil	$288,724
Ross Eastley	Nil	$23,044	$221,400	(2)	Nil	Nil	Nil	$244,444

(1)	to a Stock incentive plan adopted at the Annual Meeting of the Shareholders on August 28, 2014 the Board approved the allocation of 120,000 stock options to Mr. Paul Ramsay and Mr. Rusiniak as Executive Officers of the Company. The allocation was approved by the Board on January 4, 2016 at an exercise price of $2.43. The options vest as to one third on the date of grant and one third vesting on January 4, 2016 and one third vesting on January 4, 2017. If the Optionee’s employment with the company terminates, the Option that has become exercisable pursuant to the vesting schedule shall continue to be exercisable, to the extent it is exercisable on the date such employment terminated, for ninety (90) days after such termination, but in no event after the date the Option otherwise terminates. The Option that has not become exercisable of Optionee’s employment with the Company shall be revoked.

(2)	Pursuant to a Stock incentive plan adopted at the Annual Meeting of the Shareholders on August 28, 2014 the Board approved the allocation of 100,000 stock options to Mr. Eastley as an Executive Officer of the Company. The allocation was approved by the Board on January 4, 2016 at an exercise price of $2.43. The options vest as to one third on the date of grant and one third vesting on January 4, 2016 and one third vesting on January 4, 2017. If the Optionee’s employment with the company terminates, the Option that has become exercisable pursuant to the vesting schedule shall continue to be exercisable, to the extent it is exercisable on the date such employment terminated, for ninety (90) days after such termination, but in no event after the date the Option otherwise terminates. The Option that has not become exercisable of Optionee’s employment with the Company shall be revoked.

Re-pricing of Options/SARS

We did not re-price any options previously granted to our executive officers during the fiscal years ended March 31, 2016 and 2015.

Director Compensation

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the fiscal year ended March 31, 2016, we did not pay any compensation other than the grant of stock options to our directors as disclosed in this 10-K filing, or pursuant to our consulting agreement with Connectus of which P. Blair Mullin is the President.

DIRECTOR COMPENSATION
Name	Fees Earned Or Paid in Cash ($)	Stock Award ($)	Option Award ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
P. Blair Mullin	Nil	Nil	$66,420	(1 & 2)	Nil	Nil	Nil	$66,420
W. Cameron McDonald	Nil	Nil	$66,420	(1)	Nil	Nil	Nil	$66,420

(1)	Pursuant to a Stock incentive plan adopted at the Annual Meeting of the Shareholders on August 28, 2014 the Board approved the allocation of 30,000 stock options to Blair Mullin and Cameron McDonald as Directors of the Company. The allocation was approved by the Board on January 4, 2016 at an exercise price of $2.43. The options vest as to one quarter on the date of grant and one quarter vesting at 90 days, 180 days and 270 days from the grant date, the expiry date for the options is five years from the date of the grant.

(2)	On March 11, 2014, and as amended on July 18, September 3, 2014, September 5, 2014 and again on December 31, 2015, the Company entered into a consulting agreement with Connectus, Inc. to assist and advise the Company in matters concerning corporate finance and the Company’s current and proposed financing activities for the period commencing April 1, 2014 and ending December 31, 2014. On December 31, 2015, the Company extended the contract to December 31, 2016. In consideration of the contract extension, the Company issued 93,000 common shares to Connectus, Inc. as compensation, which has been recorded as professional fees on the statements of operations. Pursuant to this agreement, the Company agreed to issue to this consulting corporation (the “Consultant”), 625,000 warrants of the Company. Each warrant is exercisable at USD$0.04 ($0.055) per share for a period of three years. Of the warrants granted, 300,000 vested on September 3, 2014 with the unvested portion vesting pro-rata for each USD$250,000 ($324,275) raised in an offering, fully vesting upon USD$1,500,000 ($1,945,650) being raised. During the year ended March 31, 2015, the President (P. Blair Mullin) of the Consultant became a director of the Company.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Potential Payments Upon Termination or Change-in-Control

On April 23, 2014, the Company entered into employment agreements with three officers of the Company effective July 1, 2014. The initial contracts contain minimum aggregate commitments of approximately $427,000 per year for three years and additional contingent payments of up to approximately $600,000 in aggregate upon the occurrence of a change of control. As a triggering event has not taken place, the contingent payments have not been reflected in these financial statements. If employment is terminated by the Company other than upon a change of control or for just cause, the officers will be entitled to an amount equal to twelve months compensation including benefits, which shall be increased by one month for each full year of service completed. The employment agreements were amended whereby any salary from the commencement of the employment agreements has been waived until such a time when the Company is able to raise additional financing. Salaries will be earned based upon the Company’s success in raising future capital in accordance with the following schedule:

Cumulative Funds Raised 1	Effective Monthly Salary %
$100,000	10.0%
$175,000	15.0%
$250,000	25.0%
$375,000	37.5%
$500,000	50.0%
$750,000	62.5%
$1,000,000	75.0%
$1,250,000	87.5%
$1,500,000	100.0%

1 Cumulative funds raised is inclusive of all sources including without limitation capital raised, grants received, revenue recorded, debt raised, and assets sold.

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

As at June 30, 2016, the Company had received cumulative working capital advances in the amount of $435,120 (2015 - $371.126) from two shareholders who are also officers and directors of the Company. These advances are unsecured, non-interest bearing and payable upon demand.

On March 11, 2014, and as amended on July 18, September 3, 2014, September 5, 2014 and again on December 31, 2015, the Company entered into a consulting agreement with Connectus, Inc. (the “Consultant”) to assist and advise the Company in matters concerning corporate finance and the Company’s current and proposed financing activities for the period commencing April 1, 2014 and ending December 31, 2014. Pursuant to this agreement, the Company agreed to issue to the Consultant, 625,000 warrants of the Company. Each warrant is exercisable at USD$0.04 ($0.055) per share for a period of three years. Of the warrants granted, 300,000 vested on September 3, 2014 with the unvested portion vesting pro-rata for each USD$250,000 ($324,275) raised in an offering, fully vesting upon USD$1,500,000 ($1,945,650) being raised. During the year ended March 31, 2015, the President of the Consultant became a director of the Company. On December 31, 2015, the Company extended the contract to December 31, 2016. In consideration of the contract extension, the Company issued 93,000 common shares to Connectus, Inc. as compensation, which has been recorded as professional fees on the statements of operations.

Included in accounts payable and accrued liabilities as at March 31, 2016 is $52,030 (2015 - $52,030) owing to two directors who are also officers and significant shareholders of the Company for unpaid management fees. This balance is unsecured, non-interest bearing and due on demand.

Amounts receivable from a shareholder as at June 30, 2016 of $21,339 (2015 - $30,822) is owing from a shareholder, who is also a director and officer of the Company for funds advanced under his employment agreement. The amount receivable is unsecured, non-interest bearing and repayable upon demand.

During fiscal 2016 (and thereafter), members of our management including our CEO, Richard Rusiniak, our President, Paul Ramsay, and P. Blair Mullin, one of our directors, have personally or through their companies have made payments to third parties on the Company’s behalf, principally to consultants which have provided financial advisory services to the Company. In order to reimburse these members of management, the Company committed in June 2016 to issue 125,000 restricted common shares to each of Messrs. Rusiniak and Ramsay, and 66,667 restricted common shares to Mr. Mullin in satisfaction of a $50,000 payable recorded in the March 2016 financial statements.

Review, Approval or other transactions, transactions with family members – loans, debt conversion, private placement, ratification of transactions with related persons

We have adopted a Code of Business Ethics and Conduct and we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table shows the fees paid or accrued by us for the audit and other services provided by McGovern, Hurley, Cunningham, LLP for the fiscal periods shown.

	Fiscal Year Ended March 31, 2016	Fiscal Year Ended March 31, 2015
Audit Fees	$45,500	$41,000
Audit Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$8,600	$18,500
Total	$54,100	$59,500

Audit fees

Audit fees consist of fees recorded for professional services rendered for the audit of the Company’s financial statements and services that are normally provided in connection with statutory and regulatory filings.

Audit-Related Fees

Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not under “Audit Fees”.

Tax Fees

The Company does not engage its principal accountant to assist with the preparation or review of the Company’s annual tax filings.

All Other Fees

All other fees consist of fees recorded for professional services rendered for the Form S-1.

The Audit Committee has been recently constituted and will pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. The Board pre-approved 100% of the audit, audit-related and tax services performed by the independent registered public accounting firm for the fiscal year ended March 31, 2016 and 2015. The percentage of hours expended on the principal accountant’s engagement to audit the Company’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employee was 0%.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify its current or former directors or officers or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Registrant or another entity. The CBCA also provides that the Registrant may also advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding.

However, indemnification is prohibited under the CBCA unless:

●   the individual acted honestly and in good faith with a view to the Registrant’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and

●   in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The Registrant’s Bylaws require it to indemnify each current or former director or officer or other individual who acts or acted at the Registrant’s request as a director or officer or in a similar capacity of the Registrant or another entity at the Registrant’s request. The Registrant will indemnify such individual against all costs, charges and expenses reasonably incurred in respect of any civil, criminal, administrative, investigative or other proceeding in which such individual is involved because of his or her association with the Registrant or such other entity. However, the Registrant shall not indemnify such individual if, among other things, he or she did not act honestly and in good faith with a view to the Registrant’s, or other such entity’s, best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual did not have reasonable grounds for believing that his or her conduct was lawful. The by-laws also require the Registrant to advance moneys to such individuals for the costs, charges and expenses of such proceedings, provided that the individual agrees in advance, in writing, to repay the moneys if the conditions above are not satisfied.

The Registrant’s Bylaws authorize it to purchase and maintain insurance for the benefit of each of its current or former directors or officers and each person who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of the Registrant or another entity. The Registrant has not purchased director and officer liability insurance, but intends to do so when funds permit.

The Registrant included in the Employment Agreement of some of its officers (who also serve as Directors) an indemnification clause which provides, among other things, that the Registrant will indemnify such officers to the fullest extent permitted by law from and against all losses that the officer may reasonably suffer, sustain or incur, including in a civil, criminal or administrative proceeding, by reason of such individual being or having been a director or officer, provided that the Registrant shall not indemnify such individual if, among other things, he or she did not act honestly and in good faith with a view to the Registrant’s best interests.

Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

FINANCIAL STATEMENTS

Our audited financial statements as of and for the fiscal years ended March 31, 2016 and 2015 and our unaudited condensed interim quarterly statements of June 30, 2016 and 2015 are included herewith.

2005 Sheppard Avenue East, Suite 300
Toronto, Ontario
M2J 5B4, Canada
Phone 416-496-1234
Fax416-496-0125
Email info@mhc-ca.com
Web www.mhc-ca.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Algae Dynamics Corp.

We have audited the accompanying balance sheets of Algae Dynamics Corp. as of March 31, 2016 and 2015, and the related statements of operations, stockholders’ (deficiency), and cash flows for each of the years in the two year period ended March 31, 2016. Algae Dynamics Corp.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Algae Dynamics Corp. as of March 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two year period ended March 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Algae Dynamics Corp. will continue as a going concern. As discussed in Note 1 to the financial statements, Algae Dynamics Corp.’s operating losses, and negative working capital and an accumulated deficit as at March 31, 2016 raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

McGOVERN, HURLEY, CUNNINGHAM, LLP

Chartered Accountants
Licensed Public Accountants

Toronto, Canada

June 29, 2016

A member of UHY International, a network of independent accounting and consulting firms

F-1

ALGAE DYNAMICS CORP.

Balance Sheets

(Stated in Canadian Dollars)

	As at March 31, 2016	As at March 31, 2015

ASSETS

Current Assets
Cash	$173	$3,084
Prepaid expenses	14,752	5,519
Amounts receivable from officer (Note 12)	21,064	29,967
Amounts receivable, net	8,002	10,046
Total Current Assets	43,991	48,616

Equipment and leasehold improvements, net (Note 4)	65,252	77,500

Intangible assets (Note 5)	-	15,970

Total Assets	$109,243	$142,086

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities (Note 12)	$397,878	$161,877
Advances from shareholders and related parties (Note 6)	383,990	367,267
Warrant liability (Note 9b)	27,479	364,878
Total Current Liabilities	809,347	894,022

STOCKHOLDERS’ (DEFICIENCY)

Common stock (Note 9a), no par value, unlimited amount authorized, 9,701,051 issued and outstanding as of March 31, 2016, (2015 - 9,256,410)	1,466,352	542,323
Additional paid in capital (Note 9c)	1,026,765	324,916
Warrants (Note 9b)	190,198	190,198
Equity to be issued (Note 9a)	339,949	-
Accumulated deficit	(3,723,368)	(1,809,373)
Total Stockholders’ (Deficiency)	(700,104)	(751,936)

Total Liabilities and Stockholders’ (Deficiency)	$109,243	$142,086

Going Concern (Note 1)

Commitments and Contingencies (Note 11)

These financial statements are approved by the Directors:

Director	Director

The accompanying notes are an integral part of these financial statements

F-2

ALGAE DYNAMICS CORP.

Statements of Operations

(Stated in Canadian Dollars)

	For the	For the
	Year Ended	Year Ended
	March 31, 2016	March 31, 2015

OPERATING EXPENSES
Accretion expenses (Note 8)	$12,563	$-
Application and membership fees	23,394	-
Amortization expense (Note 4)	20,198	20,338
Business development	13,901	25,145
Foreign exchange loss	1,616	-
Interest	26,792	-
Occupancy costs	32,012	41,470
Office and general	7,426	18,915
Professional fees (Notes 9a and 9b)	859,993	582,564
Research and development	3,184	46,228
Stock based compensation (Notes 9a and 9c)	808,972	324,916
Telephone and internet services	14,511	14,802
Travel	19,626	12,911
Extinguishment of debt (Notes 6 and 7)	61,052
Impairment of intangible assets (Note 5)	15,970	-
Total Operating Expenses	1,921,210	1,087,289

Operating Loss	1,921,210	1,087,289

Deferred Income Tax Recovery (Note 10)	(7,215)	-
Net Loss for the Year	$1,913,995	$1,087,289

Net loss per common share - basic and diluted	$0.20	$0.12

Weighted average common shares outstanding - basic and diluted	9,389,903	9,238,710

The accompanying notes are an integral part of these financial statements

F-3

ALGAE DYNAMICS CORP.

Statements of Stockholders’ Equity (Deficiency)

(Stated in Canadian Dollars)

	Common	Common		Additional
	Shares	Shares		Paid in	Equity to	Accumulated	Stockholders’
	Number	Amount	Warrants	Capital	be Issued	Deficit	(Deficiency)

March 31, 2014	8,606,250	$100	$-	$-	$328,180	$(722,084)	$(393,804)
Unit subscriptions issued (Note 9a)	625,160	689,116	-	-	(328,180)		360,936
Valuation of warrants (Note 9b)	-	(171,308)	171,308	-	-	-	-
Warrants granted for services (Note 9b)	-	-	19,290	-	-	-	19,290
Unit issue costs	-	(1,100)	(400)	-	-	-	(1,500)
Warrants exercised	25,000	1,113	-	-	-	-	1,113
Warrant liability valuation transferred on exercise		32,675	-	-	-	-	32,675
Stock options (Note 9c)	-	-	-	324,916	-	-	324,916
Valuation of warrants classified as warrant liabilities	-	(8,273)	-	-	-	-	(8,273)
Net loss for the year						(1,087,289)	(1,087,289)
March 31, 2015	9,256,410	542,323	190,198	324,916	-	(1,809,373)	(751,936)

Warrants exercised (Note 9b)	230,500	12,614	-	-	-	-	12,614
Warrant liability valuation transferred on exercise (Note 9b)	-	509,285	-	-	-	-	509,285
Stock options (Note 9c)	-	-	-	701,849	-	-	701,849
Shares issued for cash (Note 9a)	31,532	48,441	-	-	-	-	48,441
Shares issued for conversion of debt (Notes 8 and 9a)	29,609	36,263	-	-	172,501	-	208,764
Beneficial conversion feature	-	5,042	-	-	-	-	5,042
Shares issued as compensation (Note 9a)	153,000	312,384	-	-	167,448	-	479,832
Net loss for the year	-	-	-	-	-	(1,913,995)	(1,913,995)
March 31, 2016	9,701,051	$1,466,352	$190,198	$1,026,765	$339,949	$(3,723,368)	$(700,104)

The accompanying notes are an integral part of these financial statements

F-4

ALGAE DYNAMICS CORP.

Statements of Cash Flows

(Stated in Canadian Dollars)

	Year Ended	Year Ended
	March 31, 2016	March 31, 2015

Cash flows from operating activities

Net loss	$(1,913,995)	$(1,087,289)
Adjustments to reconcile net income to net cash used in operating activities:
Amortization	20,198	20,338
Stock based compensation (Notes 9a and 9c)	1,353,336	733,486
Units issued in settlement of debt (Note 9a)	-	11,256
Extinguishment of debt	61,052	-
Impairment of intangible assets	15,970	-
Deferred income tax recovery	(7,215)	-
Accretion expense	12,563	-
Realized foreign exchange loss	3,669	-

Change in operating assets and liabilities
Prepaid expenses	(9,233)	6,605
Accounts receivable	19,851	(10,820)
Accounts payable	233,885	74,347
Net cash flows used in operating activities	(209,919)	(252,077)

Cash flows from investing activities
Investment in equipment and leasehold improvements	-	(55,870)
Investment in patents	-	(8,829)
Net cash flows used in investing activities	-	(64,699)

Cash flows from financing activities
Advances from shareholders	83,665	(94,107)
Unit subscriptions received	-	349,680
Unit issue costs	-	(1,500)
Common shares issued	48,441	-
Term loan proceeds	30,000	-
Convertible note proceeds	32,288	-
Warrant exercise proceeds	12,614	1,113
Net cash flows from financing activities	207,008	255,186

Net change in cash	(2,911)	(61,590)
Cash position - beginning of year	3,084	64,674

Cash position - end of year	173	$3,084

Supplemental Information:

Income taxes paid	-	-
Interest paid	-	-
Common shares and shares to be issued, issued for conversion of debt (Notes 6, 7 and 8)	208,764

The accompanying notes are an integral part of these financial statements

F-5

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

1.)	Nature of the Business and Going Concern

Algae Dynamics Corp. (the “Company”) was incorporated under the Canada Business Corporations Act on October 7, 2008 as Converted Carbon of Canada Corp. On November 19, 2010, the Company amended its Articles of Incorporation to change its name to Converted Carbon Technologies Corp. and a further amendment was approved by the shareholders on August 28, 2014 to change the name to Algae Dynamics Corp.

The Company is a nutrient ingredient company and has developed a scalable Pure-BioSilo™ for sanitary cultivation of microalgae targeted to the functional food and beverage additives and supplement markets. The Company’s planned principal operations are the design, engineering and manufacturing of a proprietary algae cultivation system for the high volume production of pure contaminant-free algae biomass. The Company is currently conducting research and development activities to operationalize certain technology currently in the allowed patent application stage, so it can produce pure contaminate-free algae biomass.

During the year ended March 31, 2014, the Company secured a research facility in Mississauga, Ontario, which houses all of its employees and research and development activities. The Company is also in the process of raising additional equity capital to support the completion of its development activities to begin production of pure contaminate-free algae biomass as soon as possible.

The Company filed a Form S-1 registration Statement with the U.S Securities and Exchange Commission (SEC) as an initial registration of common shares. The registration was declared effective by the SEC on November 21, 2014. The Company’s stock began trading on September 17, 2015.

The Company’s activities are subject to significant risks and uncertainties, including failing to obtain patents and failing to secure additional funding to operationalize the Company’s current technology before another company develops similar technology.

These financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company is in the development stage and has not yet realized profitable operations and has relied on non-operational sources to fund operations. The Company has suffered recurring losses and additional future losses are anticipated as the Company has not yet been able to generate revenue. In addition, as of March 31, 2016, the Company has a working capital deficiency of $765,356 (2015 - $845,406) and an accumulated deficit of $3,723,368 (2015 - $1,809,373). The Company’s ability to continue as a going concern is dependent on successfully executing its business plan, which includes the raising of additional funds. The Company will continue to seek additional forms of debt or equity financing, but it cannot provide assurances that it will be successful in doing so. These circumstances raise substantial doubt as to the ability of the Company to meet its obligations as they come due and accordingly, the appropriateness of the use of accounting principles applicable to a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Such adjustments could be material.

F-6

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

2.)	Presentation of Financial Statements

Basis of Presentation

The financial statements have been prepared in accordance with U.S Generally Accepted Accounting Principles (“US GAAP”). All adjustments considered necessary for a fair presentation of financial position, results of operations and cash flows as of March 31, 2016 have been included.

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with US GAAP and the Company’s functional and reporting currency is the Canadian dollar.

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-10 “ASU 2014-10” to eliminate certain financial reporting requirements for development stage entities. The amendments in ASU 2014-10 remove the incremental financial reporting requirements from US GAAP for development stage entities, including the presentation of inception-to-date information in the statements of income, cash flows and shareholder equity, and disclosure of the financial statements as those of a development stage entity. The Company has chosen to early adopt these amendments effective for its fiscal year ended March 31, 2013 and onwards.

Use of Estimates and Assumptions

The preparation of the financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could materially differ from these estimates. The significant areas requiring the use of management estimates are related to provision for doubtful accounts, accrued liabilities, contingencies, the valuation of deferred taxes, stock based compensation, warrants, convertible debt and intangible assets. Although these estimates are based on management’s knowledge of current events and actions management may undertake in the future, actual results may ultimately differ materially from those estimates.

3.)	Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, and all highly liquid debt instruments purchased with an original maturity of three months or less. As at March 31, 2016 and 2015 there were no cash equivalents.

Prepaid Expenses

Prepaid expenses consist of services paid, for which the Company has not yet received the benefit.

F-7

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

3.)	Summary of Significant Accounting Policies (continued)

Equipment and Leasehold Improvements

Equipment and leasehold improvements are stated at cost less accumulated amortization and accumulated impairment losses. Cost includes expenditures that are directly attributable to the acquisition of the asset. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost can be measured reliably. The carrying amount of an asset is derecognized when replaced.

Repairs and maintenance costs are charged to the statements of operations, during the year in which they are incurred.

Amortization is provided for over the estimated useful life of the asset as follows:

Computer equipment	30% on a declining balance
Production equipment	20% on a declining balance

Leasehold improvements are amortized over the term of the lease or useful life of the improvements, whichever is shorter, which is currently 5 years.

Useful lives and residual values are reviewed and adjusted, if appropriate, at the end of each reporting period. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount. The cost and accumulated amortization of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in operations.

Intangible Assets

Intangible assets are comprised of patents. Patents represent capitalized legal costs incurred in connection with applications for patents which have a probable future economic benefit. In-process patents are not amortized. All patents subject to amortization are amortized on a straight line basis over an estimated useful life. The Company regularly evaluates patents and patent applications for impairment or abandonment, at which point the Company charges the remaining net book value to expenses.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events and circumstances indicate that the carrying value of an asset might not be recoverable. An impairment loss, measured as the amount by which the carrying amount exceeds the fair value, is recognized if the carrying amount exceeds estimated undiscounted future cash flows.

F-8

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

3.)	Summary of Significant Accounting Policies (continued)

Research and Development

Research and development costs include costs directly attributable to the conduct of research and development programs, including the cost of consulting fees, materials, supplies, and the maintenance of research equipment. All costs associated with research and development are expensed as incurred. The approved refundable portion of tax credits are netted against the related expenses. Non-refundable investment tax credits are recorded in the period when reasonable assurance exists that the Company has complied with the terms and conditions required for approval of the tax credit and it is more likely than not that the Company will realize the benefits of these tax credits against the deferred taxes. Refundable investment tax credits are recorded in the period when reasonable assurance exists that the Company has complied with the terms and conditions required for approval of the tax credit and it is more likely than not that the Company will collect it.

Stock-based Compensation

The Company uses the fair value based method of accounting for all its stock-based compensation in accordance with FASB Accounting Standards Codification (“ASC”) ASC 718 “Compensation – Stock Compensation”. The estimated fair value of the options and warrants that are ultimately expected to vest based on performance related conditions, as well as the options and warrants that are expected to vest based on future service, is recorded over the instrument’s requisite service period and charged to stock-based compensation. In determining the amount of options and warrants that are expected to vest, the Company takes into account, voluntary termination behavior as well as trends of actual option and warrant forfeitures. Stock options and warrants which are indexed to a factor which is not a market, performance or service condition, in addition to the Company’s share price, are classified as liabilities and re-measured at each reporting date based on the Black-Scholes option pricing model with a charge to operations, until the date of settlement.

Income Taxes

Income taxes are accounted for under the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply when the asset is realized or the liability is settled. The effect of a change in income tax rates on deferred tax liabilities and assets is recognized in income in the period in which the change occurs. Deferred tax assets are recognized to the extent that they are considered more likely than not to be realized.

FASB issued ASC 740-10 “Accounting for Uncertainty in Income Taxes”. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

F-9

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

3.)	Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

ASC 820 “Fair Value Measurement” defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value as follows:

Level 1 – unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – inputs other than quoted prices that are observable for the asset or liability or indirectly; and

Level 3 – inputs that are not based on observable market data.

The carrying amounts of the Company’s financial instruments including cash, amounts receivable, accounts payable and accrued liabilities and advances from shareholders approximate their fair values due to their short-term nature. Management is of the opinion that the Company is not exposed to significant interest, credit or currency risks from these financial instruments.

The Company’s equity-linked financial instruments reflected as warrant liability on the balance sheet represent financial liabilities classified as Level 3 as per ASU 2009-05. As required by the guidance, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The fair value of the warrant liability which is not traded in an active market has been determined using the Black-Scholes option pricing model based on assumptions that are not supported by observable market conditions.

Foreign Currency Transactions and Translation

Monetary assets and liabilities are translated into Canadian dollars, which is the functional currency of the Company, at the year-end exchange rate, while foreign currency expenses are translated at the exchange rate in effect on the date of the transaction. The resultant gains or losses are included in the statement of operations. Non-monetary items are translated at historical rates.

Loss per Share

Basic loss per share is calculated by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted loss per share is calculated using the treasury stock method and reflects the potential dilution of securities by including warrants and contingently issuable shares, if any, in the weighted average number of common shares outstanding for a year, if dilutive. In a loss year, dilutive common shares are excluded from the loss per share calculation as the effect would be anti-dilutive. Accordingly, for the years ended March 31, 2016 and 2015, the basic loss per share was equal to diluted loss per share as there were no dilutive securities.

F-10

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

3.)	Summary of Significant Accounting Policies (continued)

Comprehensive Income (Loss)

ASC 220 “Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The net loss is equivalent to the comprehensive loss for the periods presented.

New Accounting Pronouncements

In June 2014, FASB issued Accounting Standards Update (“ASU”) ASU No. 2014-12, “Compensation – Stock Compensation (Topic 718); Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. The Company is currently evaluating the impact this guidance will have on its financial statements.

In April 2015, the FASB issued ASU 2015-03, Interest - Imputation of Interest (Subtopic 835-30). This guidance is to simplify the presentation of debt issuance costs by recognizing a debt liability in the balance sheet as a direct deduction from that debt liability consistent with the presentation of a debt discount. The amendments in this update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. The Company is currently evaluating the impact of the new requirements on its financial statements.

In February 2016, the FASB issued ASU 2016-02 Leases (ASC 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e. lessees and lessors). The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. ASC 842 supersedes the previous leases standard, ASC 840 Leases. The amendments in this update are effective for fiscal years beginning after December 15, 2018, which is our fiscal 2020, beginning on April 1, 2019. The Company is currently evaluating the impact this guidance will have on its financial statements.

F-11

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

3.)	Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements (continued)

In March 2016, the FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The ASU includes multiple provisions intended to simplify various aspects of the accounting for share-based payments. The amendments in this update are effective for annual periods beginning after December 15, 2016, which is the Company’s fiscal 2018, which will begin on April 1, 2017. The Company is currently evaluating the impact of the new requirements on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

4.)	Equipment and Leasehold Improvements

		March 31, 2016		March 31, 2015
		Accumulated		Accumulated
	Cost	Amortization	Cost	Amortization
Computer equipment	$3,558	$2,089	$3,558	$1,459
Production equipment	67,367	27,738	67,367	17,831
Leasehold improvements	42,290	18,136	33,649	7,784
Total	$113,215	$47,963	$104,574	$27,074

Net carrying amount		$65,252		$77,500

During the year ended March 31, 2016, the Company recorded total amortization of $20,198 (2015 - $20,338) which was recorded to amortization expense on the statements of operations.

5.)	Intangible Assets

The Company has patents and patents pending with a cost of $Nil as at March 31, 2016 (2015 - $15,970) that are not currently being amortized and accordingly, the Company did not record amortization expense relating to its intangible assets for the years ended March 31, 2016 and 2015. During the year ended March 31, 2016, the Company reported an impairment of $15,970 with respect to its intangible assets.

F-12

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

6.)	Advances from Shareholders and Related Parties

As at March 31, 2016, the Company had received cumulative working capital advances in the amount of $383,990 (2015 - $367,267) from two shareholders who are also officers and directors of the Company and a related party who is a family member of one of the officers. The advances from shareholders are unsecured, non-interest bearing and payable upon demand. During the year ended March 31, 2016, advances of $75,846 (including interest of $8,721) were settled with 49,371 shares to be issued valued at (USD$1.72) $2.38 per share based on the quoted market value. The total value of consideration provided in exchange for the extinguishment of debt was $117,526, which resulted in a loss on extinguishment of debt of $41,681, which was recorded on the statement of operations. The advances from the related party are unsecured, payable upon demand and bear interest at 20% per annum.

7.)	Term Loan

On May 6, 2015, the Company agreed to a one year term loan (maturing May 5, 2016) with a family member of an officer. The loan bore interest at 12% per annum paid quarterly. The face value of the loan was $33,000. The carrying value of the loan was recorded net of $3,000 of transaction costs. The term loan plus the accrued interest was settled on December 31, 2015 with 23,094 shares to be issued valued at (USD$1.72) $2.38 per share based on the quoted market value. The total value of consideration provided in exchange for the extinguishment of debt was $54,975, which resulted in a loss on extinguishment of debt of $19,371, which was recorded on the statement of operations.

8.)	Convertible Note

On September 2, 2015, the Company entered into a convertible note with an arm’s length third party with a principal amount of USD$25,000 ($32,400). The convertible note matures on September 1, 2016 and accrues interest at the rate of 12% per annum. The convertible note is convertible at any time after six months, in whole or in part, at the holder’s option into common shares of the Company’s capital stock at a variable conversion price equal to a 45% discount from the lowest trading price in the twenty (20) trading days prior to the day that the holder requests conversion. The beneficial conversion feature was recognized separately at issuance by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital in accordance with ASC 470-20. The intrinsic value at issuance was $27,227.

The issuance of convertible debt with a beneficial conversion feature results in a tax basis difference. The recognition of deferred taxes for the temporary difference of the convertible debt with a beneficial conversion feature is recorded as an adjustment to additional paid-in capital. A deferred income tax liability of $7,215 was recognized upon the issuance of the convertible note.

The discount to the carrying value of the convertible note was amortized as a non-cash interest expense over the term of the convertible note using the effective interest rate method. During the year ended March 31, 2016, the Company accreted $12,563 (2015 - $Nil) in non-cash accretion expense in connection with the convertible note, which is included in accretion expense on the statements of operations.

F-13

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

8.)	Convertible Note (continued)

The convertible loan plus the accrued interest was converted into 29,609 common shares on February 17, 2016 at a 45% discount to the market price (USD$0.89) $1.23 based on the terms of the convertible note.

9.)	Capital Stock

(a) Common Shares

Authorized

The Company is authorized to issue an unlimited number of common shares with no par value.

Issued and Outstanding

On June 6, 2014, the Company closed a private placement for gross proceeds of $647,860 of which $328,180 was received as at March 31, 2014 and reflected as equity to be issued. Pursuant to the private placement, the Company issued 556,118 units at $1.12 per unit for gross proceeds of $622,860 and 44,642 units at $0.56 per unit for gross proceeds of $25,000, with each unit comprised of one common share and one-half of one (1/2) common share purchase warrant. Each whole warrant is exercisable at $1.68 per share within the first twelve months of the close of the private placement and $2.24 per share for the second twelve month period to expiration. Immediate family members of management subscribed for 57,000 units for gross proceeds of $63,840 pursuant to this private placement.

On October 22, 2014, a consultant was issued 6,700 units in settlement of debt owed in the amount of USD$10,050 ($11,256), each unit comprised of one common share and one-half of one (1/2) common share purchase warrant. Each whole warrant is exercisable at USD$1.50 ($1.94) per share until October 22, 2016.

On November 24, 2014, the Company closed a further private placement for gross proceeds of $30,000. Pursuant to the private placement, the Company issued 17,700 units at USD$1.50 ($1.695) per unit for gross proceeds of $30,000, each unit comprising one common share and one-half of one (1/2) common share purchase warrant. Each whole warrant is exercisable at USD$2.00 ($2.59) per share until November 30, 2016.

Additionally, on November 22, 2014, 25,000 common share purchase warrants were exercised at USD$0.04 ($0.046) per warrant for total cash proceeds of USD$1,000 ($1,113).

On June 25, 2015, 12,500 common share purchase warrants were exercised at USD$0.04 ($0.048) per warrant for total cash proceeds of USD$500 ($620).

On September 10, 2015, a consultant was issued 50,000 common shares for services rendered in the amount of $67,195, this amount has been recorded as professional fees on the statement of operations.

F-14

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

9.)	Capital Stock (continued)

(a) Common Shares (continued)

On November 5, 2015, 31,000 common share purchase warrants were exercised at USD$0.04 ($0.052) per warrant for total cash proceeds of USD$1,240 ($1,632).

On December 18, 2015, 51,600 common share purchase warrants were exercised at USD$0.04 ($0.054) per warrant for total cash proceeds of USD$2,064 ($2,834).

On December 22, 2015, 31,000 common share purchase warrants were exercised at USD$0.04 ($0.056) per warrant for total cash proceeds of USD$1,240 ($1,735).

On December 31, 2015, 48,400 common share purchase warrants were exercised at USD$0.04 ($0.055) per warrant for total cash proceeds of USD$1,936 ($2,683).

On December 31, 2015, a private placement was completed to issue 31,532 common shares at USD$1.11 ($1.54) per share for gross proceeds of USD$35,000 ($48,441). The shares were subscribed for by a family member of an officer.

On December 31, 2015, a consultant was issued 10,000 common shares for services rendered in the amount of USD$17,200 ($23,805). Another consultant was issued 93,000 common shares for services rendered in the amount of USD$159,960 ($221,385) (see Note 11), these amounts have been recorded as professional fees on the statement of operations.

On January 4, 2016, 31,000 common share purchase warrants were exercised at USD$0.04 ($0.056) per warrant for total cash proceeds of USD$1,240 ($1,732).

On February 25, 2016, 25,000 common share purchase warrants were exercised at USD$0.04 ($0.056) per warrant for total cash proceeds of USD$1,000 ($1,378).

Shares to be issued

On December 31, 2015, the term loan described in Note 7 was converted into shares to be issued at a value of $54,975 based upon an estimated fair market value of USD$1.72 ($2.38) per share at the time of conversion.

On December 31, 2015, advances from related parties described in Note 6 were converted into shares to be issued at a value of $117,526 based upon a fair market value of USD$1.72 ($2.38) per share at the time of conversion.

On December 31, 2015, the Company agreed to issue 45,000 compensatory shares to three officers of the Company with a fair market value of USD$1.72 ($2.38) per share for a total value of $107,123. This expense was recorded as stock based compensation on the statements of operations.

On December 31, 2015, a consulting firm was granted 13,874 shares to be issued for services rendered in the amount of USD$22,500 ($31,140), these amounts have been recorded as professional fees on the statement of operations.

F-15

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

9.)	Capital Stock (continued)

On March 31, 2016, a consulting firm was granted 15,264 shares to be issued for services in the amount of USD$22,500 ($29,185). This amount has been recorded as professional fees on the statement of operations.

Equity Purchase Agreement (“EPA”)

On September 10, 2015 the Company entered into the EPA. The holder of the EPA is committed to purchase up to USD$750,000 worth of the Company’s common shares (the “Put Shares”) over the 12 month term of the EPA. The Company paid to the holder of the EPA a commitment fee for entering into the EPA equal to 50,000 restricted common shares of the Company, valued at $67,195, based on the stock price in the most recent private placement as the Company’s shares had not yet begun to trade on a public market.

From time to time over the EPA, commencing on the trading day immediately following the date on which the registration statement covering the resale of the Put Shares (the “Registration Statement”) is declared effective by the Securities and Exchange Commission (the “Commission”), the Company may, in its sole discretion, draw upon the EPA periodically during the term by the Company’s delivery to the holder of the EPA, a written notice requiring the holder to purchase a dollar amount in common shares (the “Draw Down Notice”). The shares issuable pursuant to a Draw Down Notice, when aggregated with the shares then held by the holder on the date of the draw down may not exceed the lessor of (i) 4.99% of the Company’s outstanding common shares, (ii) USD$62,500 in any 30 days period or (iii) 100% of the aggregate trading volume for the 10 trading days immediately preceding the date of the Draw Down Notice without the prior written consent of the holder. The purchase price per common share purchased under the EPA shall equal 65% of the lowest closing bid for the 10 days immediately preceding the date of the Draw Down Notice. The Registration Statement was filed with the Commission on October 1, 2015 and was declared effective by the Commission on March 3, 2016. See Note 14.

(b) Warrants

As at March 31, 2016, the following warrants were outstanding:

		Number of	Weighted		Grant Date	Fair Value at March 31, 2016
	Number of	Warrants	Average		Fair Value	of Vested
Expiration Date	Warrants	Exercisable	Exercise Price		Equity	Warrants - Liability
June 6, 2016*	300,383	300,383		$2.24	$170,908	$-
June 7, 2016*	5,000	5,000		$1.12	3,180	-
June 6, 2017	22,500	22,500		$1.12	16,110	-
April 1, 2017	369,500	44,500	USD $	0.04	-	26,744
				$(0.052)
October 22, 2016	3,350	3,350	USD $	1.50	-	60
				$(1.95)
November 30, 2016	8,850	8,850	USD $	2.00	-	675
				$(2.59)
	709,583	384,583		$1.06	$190,198	$27,479

* Expired unexercised subsequent to the year-ended March 31, 2016.

F-16

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

9.)	Capital Stock (continued)

(b) Warrants (continued)

i)	In connection with a private placement offering completed during the year ended March 31, 2015, the Company granted an aggregate of 300,383 share purchase warrants each exercisable into one common share at $1.68 during the first year and at $2.24 during the second year. The fair value of the warrants at the date of grant of $170,908 was estimated using the Black-Scholes option pricing model, based on the following weighted average assumptions: expected dividend yield of 0%; expected volatility of 173%; risk free interest rate of 1.06%; and expected term of 2 years.

ii)	In connection with a second private placement offering completed during the year ended March 31, 2015, the Company granted an aggregate of 8,850 share purchase warrants each exercisable into one common share at USD$2.00 ($2.59) until November 30, 2016. The fair value of the warrants at the date of grant of $6,213 was estimated using the Black-Scholes option pricing model, based on the following weighted average assumptions: expected dividend yield of 0%; expected volatility of 124%; risk free interest rate of 1.02%; and expected term of 2 years.

iii)	During the year ended March 31, 2015, the Company also issued 27,500 warrants of the Company valued at $19,290 for services rendered of which 22,500 warrants were granted to an officer of the Company. The compensation expense has been included in professional fees on the statements of operations. Each warrant entitles the holder to purchase one common share at an exercise price of $1.12 for a period ranging from 2.15 to 3 years after the date of issuance. The fair value of the warrants at the date of grant of $19,290 was estimated using the Black-Scholes option pricing model, based on the following weighted average assumptions: expected dividend yield of 0%; risk free interest rate of 1.14%; expected volatility of 182%; and expected term of 2.85 years.

iv)	In connection with the unit issuance completed October 22, 2014 in settlement of debt, the Company granted 3,350 share purchase warrants exercisable into one common share at USD$1.50 ($1.95) per share for a period of 2 years from the date of issuance. The fair value of the warrants at the date of grant of $2,060 was estimated using the Black-Scholes option pricing model, based on the following assumptions: expected dividend yield of 0%; expected volatility of 123%; risk free interest rate of 0.99%; and expected term of 2 years.

v)	In connection with a consulting agreement (see Note 11), the Company granted 625,000 common share purchase warrants with each warrant entitling the grantee to acquire one common share in the capital of the Company at an exercise price of USD$0.04 ($0.052) at any time prior to April 1, 2017. Of the warrants granted, 300,000 vested on September 3, 2014 with the unvested portion vesting pro-rata for each USD$250,000 ($324,275) raised in an offering, fully vesting upon USD$1,500,000 ($1,945,650) being raised. The fair value of the 625,000 warrants at the date of grant of $500,000 was estimated using the Black-Scholes option pricing model, based on the

F-17

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

9.)	Capital Stock (continued)

(b) Warrants (continued)

following assumptions: expected dividend yield of 0%; expected volatility of 159%; risk free interest rate of 1.25%; and expected term of 3 years.

For the year ended March 31, 2016, the Company recorded $Nil (2015 - $240,000) as compensation expense for warrants issued to a consultant for services, plus a market adjustment for the year ended March 31, 2016 of $171,655 (2015 - $149,280). This expense was recorded as professional fees on the statement of operations.

ASC 815 “Derivatives and Hedging” indicates that warrants with exercise prices denominated in a currency other than an entity’s functional currency should not be classified as equity. As a result, warrants with a USD exercise price have been treated as derivatives and recorded as liabilities carried at their fair value, with period-to-period changes in the fair value recorded as a gain or loss in the statements of operations.

The continuity of warrants for the years ended March 31, 2015 and 2016 is as follows:

	Number of Warrants	Weighted Average Exercise Price
Balance, March 31, 2014	-	$-
Granted	965,083	0.79
Exercised	(25,000)	0.05
Balance, March 31, 2015	940,083	0.63
Exercised	(230,500)	0.05
Balance, March 31, 2016	709,583	$1.06

As at March 31, 2016, the fair value of the 381,700 (2015 – 612,200) warrants exercisable in US dollars, remaining after the exercise of 255,500 warrants (2015 – 25,000), was $222,803 (2015 - $786,403) which was estimated using the Black-Scholes option pricing model based on the following weighted average assumptions: expected dividend yield of 0% (2015 - 0%); expected volatility of 150% (2015 – 118%); risk-free interest rate of 0.54% (2015 – 0.52%) and expected term of 0.99 years (2015 – 2 years). Of this amount, $27,479 (2015 - $364,878) was reflected as a liability as at March 31, 2016, representing the percentage of the fair value of the warrants that is equal to the percentage of the requisite service that has been rendered at March 31, 2016.

The warrant liability is classified as Level 3 within the fair value hierarchy (See Note 13). The Company’s computation of expected volatility during the years ended March 31, 2016 and 2015 is based on the market close price of comparable public entities over the period equal to the expected life of the warrants. The Company’s computation of expected life is calculated using the contractual life.

F-18

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

9.)	Capital Stock (continued)

(c) Stock-based compensation

The Company’s stock-based compensation program (the “Plan”) includes stock options in which some options vest based on continuous service. For those equity awards that vest based on continuous service, compensation expense is recorded over the service period from the date of grant.

The total number of options outstanding as at March 31, 2016 was 930,000 (2015 – 505,000). The weighted average grant date fair value of options granted during the year ended March 31, 2016 was $2.21 (2015 - $1.18). The maximum number of options that may be issued under the Plan is floating at an amount equivalent to 15% of the issued and outstanding common shares, or 1,455,158 as at March 31, 2016 (2015 – 1,388,461).

During the year ended March 31, 2015, 505,000 options were granted to officers, employees and consultants of the Company. The exercise price of these options is $1.73. Of this grant, 420,000 options vest as to one-third on the date of grant and one-third vest on each of the first anniversary and the second anniversary of the grant date; 60,000 options vest as to one quarter on the date of grant and one quarter vesting at 90 days, 180 days and 270 days from the grant date; and 25,000 options vested immediately. Since stock-based compensation is recognized only for those awards that are ultimately expected to vest, the Company has applied an estimated forfeiture rate (based on historical experience and projected employee turnover) to unvested awards for the purpose of calculating compensation expense. The grant date fair value of these options was estimated as $1.18 using the Black-Scholes option pricing model, based on the following assumptions: expected dividend yield of 0%; expected volatility of 144%; expected risk free interest rate of 1.39%; and expected term of 5 years.

During the year ended March 31, 2016, 425,000 options were granted to officers and consultants of the Company. The exercise price of these options is $2.43. Of this grant, 340,000 options vest as to one-third on the grant date and one-third vesting on each of the first anniversary and the second anniversary of the grant date; 85,000 options vest as to one quarter on the date of grant and one quarter vesting at 90 days, 180 days and 270 days from the grant date. Since stock-based compensation is recognized only for those awards that are ultimately expected to vest, the Company has applied an estimated forfeiture rate (based on historical experience and projected employee turnover) to unvested awards for the purpose of calculating compensation expense. The grant date fair value of these options was estimated as $2.21 using the Black-Scholes option pricing model, based on the following assumptions: expected dividend yield of 0%; expected volatility of 157%; expected risk free interest rate of 0.66%; and expected term of 5 years.

F-19

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

9.)	Capital Stock (continued)

(c) Stock-based compensation (continued)

The Company’s computation of expected volatility during the years ended March 31, 2016 and 2015 is based on the market close price of comparable public entities over the period equal to the expected life of the options. The Company’s computation of expected life is calculated using the contractual life.

For the year ended March 31, 2016, the Company recorded $701,849 (2015 - $324,916) as Additional Paid in Capital for options issued to directors, officers and consultants based on continuous service. This expense was recorded as stock based compensation on the statements of operations. Additionally, for the year ended March 31, 2016, the Company recorded $372,709 (2015 – Nil) as professional fees for 153,000 common shares issued and 29,138 shares to be issued to consultants for services rendered. The expense was recorded as professional fees on the statements of operations.

The activities in options outstanding are as noted below:

	Number of Options Granted	Weighted Average Exercise Price
Balance, March 31, 2014	-	-
Granted	505,000	$1.73
Balance, March 31, 2015	505,000	$1.73
Granted	425,000	$2.43
Balance, March 31, 2016	930,000	$2.05

The following table presents information relating to stock options outstanding and exercisable at March 31, 2016.

	Options Outstanding		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Contractual Life (Years)	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
$1.73	505,000	3.70	398,333	$1.73	3.70
$2.43	425,000	4.75	134,583	$2.43	4.75
$2.05	930,000	4.05	532,916	$1.91	3.97

F-20

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

10.)	Income Taxes

The following table reconciles the income tax benefit at the Canadian statutory rate to income tax benefit at the Company’s effective tax rates.

	2016	2015
Loss before income taxes	$(1,921,210)	$(1,087,289)
Statutory tax rate	26.5%	26.5%
Expected income tax (recovery)	$(509,000)	$(288,000)
Non-deductible items	143,000	197,000
Change in valuation allowance	358,785	91,000
Total income taxes (recovery)	$(7,215)	$-

Deferred taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities and their respective tax bases for financial reporting purposes. Deferred tax assets as at March 31, 2016 and 2015 are comprised of the following:

	2016	2015
Net operating loss carry forwards	$599,000	$242,000
Equipment and leasehold improvements	35,000	30,000
Valuation allowance	(634,000)	(272,000)
Net deferred tax asset	$-	$-

The Company has net operating loss carry forwards of approximately $2,262,000 (2015 - $913,000) which may be carried forward to apply against future year income for Canadian income tax purposes, subject to final determination by taxing authorities, expiring in the following years:

Expiry
2029	$65,000
2030	83,000
2031	28,000
2032	81,000
2033	91,000
2034	242,000
2035	323,000
2016	1,349,000
Total	$2,262,000

F-21

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

10.)	Income Taxes (continued)

The deferred tax assets have not been recognized because at this stage of the Company’s development, it is not determined that future taxable profits will be available against which the Company can utilize such deferred tax assets. Tax years 2010 through 2016 remain open to examination by the taxing jurisdictions to which the Company is subject. The Company has not been notified by any taxing jurisdictions of any proposed or planned examination. The Company has non-refundable tax credits as at March 31, 2016 of $5,449 (2015 - $5,449) which expire in the year 2031.

11.)	Commitments and Contingencies

The Company entered into a five year operating lease for office and production facilities. The lease commenced on December 1, 2013 and expires on November 30, 2018. The base monthly rental is $1,362 plus the Company’s estimated portion of property taxes and operating expenses which are currently $810 per month. The future commitments pursuant to this lease arrangement, including property taxes and operating expenses for the fiscal periods ending March 31 are:

2017	$26,066
2018	26,400
2019	17,600

For the year ended March 31, 2016, occupancy costs related to this lease were $26,015 (2015 – $25,732).

On March 11, 2014, and as amended on July 18, September 3, 2014, September 5, 2014 and again on December 31, 2015, the Company entered into a consulting agreement with Connectus, Inc. to assist and advise the Company in matters concerning corporate finance and the Company’s current and proposed financing activities for the period commencing April 1, 2014 and ending December 31, 2014. On December 31, 2015, the Company extended the contract to December 31, 2016. In consideration of the contract extension, the Company issued 93,000 common shares to Connectus, Inc. as compensation, which has been recorded as professional fees on the statements of loss. Pursuant to this agreement, the Company agreed to issue to this consulting corporation (the “Consultant”), 625,000 warrants of the Company. Each warrant is exercisable at USD$0.04 ($0.052) per share for a period of three years. Of the warrants granted, 300,000 vested on September 3, 2014 with the unvested portion vesting pro-rata for each USD$250,000 ($324,275) raised in an offering, fully vesting upon USD$1,500,000 ($1,945,650) being raised. During the year ended March 31, 2015, the President of the Consultant became a director of the Company.

F-22

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

11.)	Commitments and Contingencies (continued)

On April 23, 2014, the Company entered into employment agreements with three officers of the Company effective July 1, 2014. The initial contracts contain minimum aggregate commitments of approximately $427,000 per year for three years and additional contingent payments of up to approximately $600,000 in aggregate upon the occurrence of a change of control. As a triggering event has not taken place, the contingent payments have not been reflected in these financial statements. If employment is terminated by the Company other than upon a change of control or for just cause, the officers will be entitled to an amount equal to twelve months compensation including benefits, which shall be increased by one month for each full year of service completed. The employment agreements were amended whereby any salary from the commencement of the employment agreements has been waived until such a time when the Company is able to raise additional financing. Salaries will be earned based upon the Company’s success in raising future capital in accordance with the following schedule:

Cumulative Funds Raised [1]	Effective Monthly Salary %
$100,000	10.0%
$175,000	15.0%
$250,000	25.0%
$375,000	37.5%
$500,000	50.0%
$750,000	62.5%
$1,000,000	75.0%
$1,250,000	87.5%
$1,500,000	100.0%

1 Cumulative funds raised is inclusive of all sources including without limitation capital raised, grants received, revenue recorded, debt raised, and assets sold.

On September 24, 2015, the Company signed a consulting agreement with an investor relations firm with terms commencing immediately and ending on September 30, 2016. Consideration payable under the consulting agreement include a monthly fee of USD$7,500 ($9,728) payable in a combination of cash and restricted stock.

F-23

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

12.)	Related Party Transactions

Included in accounts payable and accrued liabilities as at March 31, 2016 is $52,030 (2015 - $52,030) owing to two directors who are also officers and significant shareholders of the Company for unpaid management fees. This balance is unsecured, non-interest bearing and due on demand.

See also Notes 6, 7, 9(a), 9(b) and 9(c), 11 and 14.

Amounts receivable from officer as at March 31, 2016 of $21,064 (2015 - $29,967) is owing from a shareholder, who is also a director and officer of the Company for funds advanced under the employment agreement (See Note 11). The amount receivable is unsecured, non-interest bearing and repayable upon demand.

Management fees and consulting fees in the amount of $427,000 (2015 $363,750) were waived by the officers of the Company during the year ended March 31, 2016.

13.)	Financial Instruments

(a) Liquidity risk

Liquidity risk is the risk that the Company will not have sufficient cash resources to meet its financial obligations as they come due. The Company’s liquidity and operating results may be adversely affected if its access to the capital market is hindered, whether as a result of a downturn in stock market conditions generally or matters specific to the Company. The Company generates cash flow primarily from its financing activities and advances from shareholders. As at March 31, 2016, the Company had cash of $173 (2015 - $3,084) to settle current liabilities of $809,347 (2015 - $894,022). All of the Company’s financial liabilities other than the warrant liability of $27,479 (2015 - $364,878) have contractual maturities of less than 30 days and are subject to normal trade terms. The Company regularly evaluates its cash position to ensure preservation and security of capital as well as liquidity.

In the normal course of business, management considers various alternatives to ensure that the Company can meet some of its operating cash flow requirements through financing activities, such as private placements of common stock, preferred stock offerings and offerings of debt and convertible debt instruments as well as through merger or acquisition opportunities. Management may also consider strategic alternatives, including strategic investments and divestitures. As future operations may be financed out of funds generated from financing activities, the ability to do so is dependent on, among other factors, the overall state of capital markets and investor appetite for investments in the green technology industry and the Company’s securities in particular. Should the Company elect to satisfy its cash commitments through the issuance of securities, by way of either private placement or public offering or otherwise, there can be no assurance that the efforts to obtain such additional funding will be successful, or achieved on terms favorable to the Company or its existing shareholders. If adequate funds are not available on favorable terms, the Company may have to reduce substantially or eliminate expenditures or obtain funds through other sources such as divestiture or monetization of certain assets or sublicensing (where permitted) of certain rights to certain of the Company’s technologies or products.

F-24

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

13.)	Financial Instruments (continued)

(b) Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Cash deposits with a major Canadian chartered bank are insured by the Canadian Deposit Insurance Corporation up to $100,000. As at March 31, 2016, the Company held $173 (2015 - $3,084) with a major Canadian chartered bank.

(c) Foreign exchange risk

The Company principally operates within Canada. The Company’s functional currency is the Canadian dollar and major purchases are transacted in Canadian dollars. Management believes the foreign exchange risk derived from currency conversions is negligible and therefore does not hedge its foreign exchange risk. See also Note 13 (e).

(d) Interest rate risk

As at March 31, 2016, the Company does not have any interest-bearing debt. The Company invests any cash surplus to its operational needs in investment-grade short-term deposit certificates issued by highly rated Canadian banks. The Company periodically assesses the quality of its investments and is satisfied with the credit rating of the bank.

(e) Derivative liability – warrant liability

In connection with a consulting agreement, the Company granted warrants to purchase up to 625,000 common shares of the Company as disclosed in Note 9(b). The warrants have an exercise price of USD$0.04 ($0.052). The warrants are exercisable at any time prior to April 1, 2017. The warrants are accounted for as derivative liabilities because the exercise price is denominated in a currency other than the Company’s functional currency.

In connection with the settlement of a vendor’s account, the Company granted warrants to purchase up to 3,350 common shares of the Company. The warrants have an exercise price of USD$1.50 ($1.95). The warrants are exercisable at any time prior to October 22, 2016. The warrants are accounted for as derivative liabilities because the exercise price is denominated in a currency other than the Company’s functional currency.

In connection with a private placement, the Company granted warrants to purchase up to 8,850 common shares of the Company. The warrants have an exercise price of USD$2.00 ($2.59). The warrants are exercisable at any time prior to November 30, 2016. The warrants are accounted for as derivative liabilities because the exercise price is denominated in a currency other that the Company’s functional currency.

F-25

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

13.)	Financial Instruments (continued)

The table below summarizes the fair value of the Company’s financial liabilities measured at fair value:

	Fair Value at	Fair Value Measurement Using
	March 31, 2016	Level 1	Level 2	Level 3
Derivative liability – Warrants	$27,479	$-	$-	$27,479

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities (warrant derivative liability) for the periods ended March 31, 2016 and 2015:

	March 31, 2016	March 31, 2015
Balance at beginning of year	$364,878	$-

Additions to derivative instruments, recognized in earnings as professional fees (Note 9(b))	-	240,000
Additions to derivative instruments as a result of issuance in settlement of debt (Note 9(b))	-	2,060
Additions to derivative instruments as a result of issuance of units (Note 9(b))	-	6,213
Derivative instruments exercised	(509,054)	(32,675)
Change in fair market value, recognized in operations as professional fees	171,655	149,280

Balance at end of year	$27,479	$364,878

These instruments were valued using pricing models that incorporate the price of a share of common stock (based upon the price of the most recent private placement), expected volatility, risk free rate, expected dividend rate and expected estimated life. The Company estimated the value of the warrants using the Black-Scholes model. There were no transfers of assets or liabilities between Level 1, Level 2, or Level 3 during the years ended March 31, 2016 and 2015.

The following are the key weighted average assumptions used in connection with the estimation of fair value as at March 31, 2016:

	March 31, 2016
Number of shares underlying the warrants		381,700
Fair market value of the stock		$0.65
Exercise price	USD$	0.10 ($0.1275)
Expected volatility		150%
Risk-free interest rate		0.54%
Expected dividend yield		0%
Expected warrant life (years)		0.99

F-26

Algae Dynamics Corp.

Notes to Financial Statements

(Stated in Canadian Dollars)

March 31, 2016 and 2015

14.)	Subsequent Events

Subsequent to March 31, 2016, the Company entered into various agreements pursuant to which it has committed to issue up to 1,100,000 common shares of the Company to October 24, 2016, as compensation for services to be rendered.

On May 4, 2016 the Board approved a term loan in the amount of $40,000 for bridge financing with a relative of one of the officers of the Company. The terms of the loan are that it is to be repaid on August 28, 2016 at a 30% premium.

On May 18, 2016, 44,500 warrants were exercised at USD$0.04 ($0.52) for gross proceeds of USD$1,780 ($2,164).

On June 23, 2016, the Company agreed in conjunction with RY Capital Group, LLC and GHS Investments, LLC to assign the EPA to GHS Investments, LLC. The change made to the EPA include increasing the share purchase price per common share to 80% from 65% of the lowest closing bid for the 10 days immediately preceding the date of the draw down notice, increasing the upper limit on individual draws to USD$75,000 from USD$62,500 and including a True-Up feature whereby if the lowest volume-weighted average price (“VWAP”) for the ten trading days following a draw down (the “Trading Period”) is less than 85% of the purchase price of the common shares issued in connection with a draw down, then the Company shall issue such additional common shares as maybe necessary to adjust the purchase price for such draw down to equal the VWAP during the Trading period.

See Note 9(b) regarding expiration of warrants subsequent to March 31, 2016.

F-27

ALGAE DYNAMICS CORP.

Condensed Interim Balance Sheets

(Stated in Canadian Dollars)

(Unaudited)

	As at	As at
	June 30, 2016	March 31, 2016

ASSETS

Current Assets
Cash	$2,900	$173
Prepaid expenses (Note 6a)	352,160	14,752
Amounts receivable from officer (Note 9)	21,339	21,064
Amounts receivable, net	7,748	8,002
Total Current Assets	384,147	43,991

Equipment and leasehold improvements, net (Note 3)	60,896	65,252

Total Assets	$445,043	$109,243

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities (Note 9)	$348,857	$397,878
Advances from shareholders and related parties (Note 4)	435,120	383,990
Term loan (Note 5)	45,897	-
Warrant liability (Note 6b)	5,741	27,479
Total Current Liabilities	835,615	809,347

STOCKHOLDERS’ (DEFICIENCY)

Common stock (Note 6a), no par value, unlimited amount authorized, 10,091,356 issued and outstanding as of June 30, 2016, (March 31, 2016 - 9,701,051)	1,838,582	1,466,352
Additional paid in capital (Note 6c)	1,177,870	1,026,765
Warrants (Note 6b)	16,110	190,198
Equity to be issued (Note 6a)	467,583	339,949
Accumulated deficit	(3,890,717)	(3,723,368)
Total Stockholders’ (Deficiency)	(390,572)	(700,104)

Total Liabilities and Stockholders’ (Deficiency)	$445,043	$109,243

Going Concern (Note 1)

Commitments and Contingencies (Note 8)

These condensed interim financial statements are approved by the Directors:

Director	Director

The accompanying notes are an integral part of these condensed interim financial statements

F-28

ALGAE DYNAMICS CORP.

Condensed Interim Statements of Operations

(Stated in Canadian Dollars)

(Unaudited)

	For the	For the
	Three Month	Three Month
	Period Ended	Period Ended
	June 30, 2016	June 30, 2015

OPERATING EXPENSES
Accretion expenses (Note 5)	$5,897	$
Application and membership fees	3,247	-
Amortization expense (Note 3)	4,356	4,439
Business development	2,486	2,703
Interest	1,045	1,631
Occupancy costs	7,982	7,844
Office and general	1,607	668
Professional fees (Notes 6a, 6b and 10e)	154,755	12,989
Research and development	1,075	804
Stock based compensation (Note 6c)	151,105	75,050
Telephone and internet services	2,857	3,357
Travel	5,025	3,011
Total Operating Expenses	341,437	112,496

Net Loss for the Period	$341,437	$112,496

Net loss per common share -basic and diluted	$0.04	$0.01

Weighted average common shares outstanding - basic and diluted	9,728,634	9,257,234

The accompanying notes are an integral part of these condensed interim financial statements

F-29

ALGAE DYNAMICS CORP.

Condensed Interim Statements of Stockholders’ Equity (Deficiency)

(Stated in Canadian Dollars)

(Unaudited)

	Common	Common		Additional
	Shares	Shares		Paid in	Equity to	Accumulated	Stockholders’
	Number	Amount	Warrants	Capital	be Issued	Deficit	(Deficiency)

March 31, 2016	9,701,051	$1,466,352	$190,198	$1,026,765	$339,949	$(3,723,368)	$(700,104)

Warrants exercised (Note 6a and 6b)	44,500	2,318	-	-	-	-	2,318
Warrant liability valuation transferred on exercise	-	43,521	-	-	-	-	43,521
Warrants expired	-	-	(174,088)	-	-	174,088	-
Stock based compensation (Note 6c)	-	-		151,105	-		151,105
Shares issued for conversion of debt (Notes 6a)	66,667	64,585	-	-	-	-	64,585
Common shares issued (Note 6a)	29,138	60,325	-	-	(60,325)	-	-
Shares issued as compensation (Note 6a)	250,000	201,481	-	-	187,959	-	389,440
Net loss for the period	-	-	-	-	-	(341,437)	(341,437)
June 30, 2016	10,091,356	$1,838,582	$16,110	$1,177,870	$467,583	$(3,890,717)	$(390,572)

The accompanying notes are an integral part of these condensed interim financial statements

F-30

ALGAE DYNAMICS CORP.

Condensed Interim Statements of Cash Flows

(Stated in Canadian Dollars)

(Unaudited)

	For the	For the
	Three Month	Three Month
	Period Ended	Period Ended
	June 30, 2016	June 30, 2015

Cash flows from operating activities

Net loss for the period	$(341,437)	$(112,496)
Adjustments to reconcile net income to net cash used in operating activities:
Amortization	4,356	4,439
Stock based compensation (Note 6c)	151,105	75,050
Change in warrant liability (Note 6b)	21,783
Shares issued and to be issued for services (Note 6a)	48,651
Accretion expense	5,897	-

Change in operating assets and liabilities
Prepaid expenses	3,651	608
Accounts receivable	254	5,213
Accounts payable	15,294	2,267
Net cash flows used in operating activities	(90,446)	(24,919)

Cash flows from financing activities
Advances from shareholders	50,855	3,004
Term loan proceeds	40,000	30,000
Warrant exercise proceeds	2,318	596
Net cash flows from financing activities	93,173	33,600

Net change in cash	2,727	8,681
Cash position - beginning of period	173	3,084

Cash position - end of period	$2,900	$11,765

Supplemental Information:

Income taxes paid	-	-
Interest paid	-	-
Common shares and shares to be issued for services (Note 6)	389,440

The accompanying notes are an integral part of these condensed interim financial statements

F-31

Algae Dynamics Corp.

Notes to the Condensed Interim Financial Statements

(Stated in Canadian Dollars)

(Unaudited)

June 30, 2016 and 2015

1.) Nature of the Business and Going Concern

Algae Dynamics Corp. (the “Company”) was incorporated under the Canada Business Corporations Act on October 7, 2008 as Converted Carbon of Canada Corp. On November 19, 2010, the Company amended its Articles of Incorporation to change its name to Converted Carbon Technologies Corp. and a further amendment was approved by the shareholders on August 28, 2014 to change the name to Algae Dynamics Corp.

The Company is a nutrient ingredient company and has developed a scalable Pure-BioSilo™ for sanitary cultivation of microalgae targeted to the functional food and beverage additives and supplement markets. The Company’s planned principal operations are the design, engineering and manufacturing of a proprietary algae cultivation system for the high volume production of pure contaminant-free algae biomass. The Company is currently conducting research and development activities to operationalize certain technology currently in the allowed patent application stage, so it can produce pure contaminate-free algae biomass.

During the year ended March 31, 2014, the Company secured a research facility in Mississauga, Ontario, which houses all of its employees and research and development activities. In May 2016, the Company signed a Letter of Engagement with Midtown Partners & Co, LLC to raise additional equity capital to support the implementation of its business plan.

The Company filed a Form S-1 registration Statement with the U.S Securities and Exchange Commission (SEC) as an initial registration of common shares. The registration was declared effective by the SEC on November 21, 2014. The Company’s stock began trading on September 17, 2015.

The Company’s activities are subject to significant risks and uncertainties, including failing to obtain patents and failing to secure additional funding to operationalize the Company’s current technology before another company develops similar technology.

These condensed interim financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company is in the development stage and has not yet realized profitable operations and has relied on non-operational sources to fund operations. The Company has suffered recurring losses and additional future losses are anticipated as the Company has not yet been able to generate revenue. In addition, as of June 30, 2016, the Company has a working capital deficiency of $451,468 (March 31, 2016 - $765,356) and an accumulated deficit of $3,890,717 (March 31, 2016 - $3,723,368). The Company’s ability to continue as a going concern is dependent on successfully executing its business plan, which includes the raising of additional funds. The Company will continue to seek additional forms of debt or equity financing, but it cannot provide assurances that it will be successful in doing so. These circumstances raise substantial doubt as to the ability of the Company to meet its obligations as they come due and accordingly, the appropriateness of the use of accounting principles applicable to a going concern. The accompanying condensed interim financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Such adjustments could be material.

F-32

Algae Dynamics Corp.

Notes to the Condensed Interim Financial Statements

(Stated in Canadian Dollars)

(Unaudited)

June 30, 2016 and 2015

2.) Presentation of Financial Statements

Basis of Presentation

These unaudited condensed interim financial statements should be read in conjunction with the financial statements for the Company’s most recently completed fiscal year ended March 31, 2016. These condensed interim financial statements do not include all disclosures required in annual financial statements, but rather are prepared in accordance with recommendations for interim financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These unaudited condensed interim financial statements have been prepared using the same accounting policies, and methods as those used by the Company in the annual financial statements for the year ended March 31, 2016, except when disclosed below.

The unaudited condensed interim financial statements contain all adjustments (consisting of only normal recurring adjustments) which are necessary to present fairly the financial position of the Company as at June 30, 2016, and the results of its operations for the three month periods ended June 30, 2016 and 2015 and its cash flows for the three month periods ended June 30, 2016 and 2015. Note disclosures have been presented for material updates to the information previously reported in the annual financial statements.

Estimates

The preparation of these condensed interim financial statements has required management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of the revenues and expenses during the reporting period.

On an ongoing basis, the Company evaluates its estimates, including those related to provision for doubtful accounts, accrued liabilities and contingencies, and the valuation of income taxes, stock based compensation, warrants, convertible debt and intangible assets. The Company bases its estimates on historical experiences and on various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates. As adjustments become necessary, they are reported in earnings in the period in which they become known.

F-33

Algae Dynamics Corp.

Notes to the Condensed Interim Financial Statements

(Stated in Canadian Dollars)

(Unaudited)

June 30, 2016 and 2015

3.) Equipment and Leasehold Improvements

	June 30, 2016		March 31, 2016
		Accumulated		Accumulated
	Cost	Amortization	Cost	Amortization
Computer equipment	$3,558	$2,199	$3,558	$2,089
Production equipment	67,367	29,719	67,367	27,738
Leasehold improvements	48,927	27,038	42,290	18,136
Total	$119,852	$58,956	$113,215	$47,963

Net carrying amount		$60,896		$65,252

During the three month period ended June 30, 2016, the Company recorded total amortization of $4,356 (2015 - $4,439) which was recorded to amortization expense on the statements of operations.

4.) Advances from Shareholders and Related Parties

As at June 30, 2016, the Company had received cumulative working capital advances in the amount of $435,120 (March 31, 2016 - $383,990) from two shareholders who are also officers and directors of the Company and a related party who is a family member of one of the officers. The advances from shareholders are unsecured, non-interest bearing and payable upon demand. The advances from the related party are unsecured, payable upon demand and bear interest at 20% per annum.

5.) Term Loan

On May 4, 2016, the Company agreed to a term loan of $40,000 for bridge financing with a relative of one of the officers of the Company. The loan matures on August 28, 2016 and the terms specify a 30% premium to be paid at that time. The 30% premium is recognized as an expense and is amortized on the condensed interim statements of operations. During the three month period ended June 30, 2016 the Company recorded accretion expense of $5,897 (2015 - $nil).

F-34

Algae Dynamics Corp.

Notes to the Condensed Interim Financial Statements

(Stated in Canadian Dollars)

(Unaudited)

June 30, 2016 and 2015

6.) Capital Stock

(a) Common Shares

Authorized

The Company is authorized to issue an unlimited number of common shares with no par value.

Issued and Outstanding

On May 18, 2016, 44,500 common shares purchase warrants were exercised at USD$0.04 ($0.052) per warrant for total cash proceeds of USD$1,780 ($2,318).

On May 15, 2016, 13,874 shares to be issued were issued as common shares.

On June 22, 2016, 15,264 shares to be issued were issued as common shares.

On June 30, 2016, 66,667 common shares were issued to a consultant in settlement of a debt at a value of $64,585 based upon an estimated fair market value of USD$0.75 ($0.97) per share at the time of issuance.

On June 30, 2016, 250,000 common shares were issued to a consulting firm as a portion of the compensation for services initiated on June 24, 2016 and to be provided over a 6 month period at a value of $201,481 based upon an estimated fair market value of USD$0.62 ($0.81) per share at the date of issue. The retainer has been recorded as a prepaid expense on the condensed interim balance sheet as at June 30, 2016. For the three months ended June 30, 2016, the Company amortized $6,606 of this prepaid expense, which was recorded as professional fees on the condensed interim statements of operations.

Shares to be issued

On May 19, 2016, the Company signed a letter of engagement with a consultant which included as part of the fee the issuance of 100,000 common shares as a non-refundable retainer at a value of $101,579 based upon an estimated fair market value of USD$0.78 ($1.02) per share at the time of the agreement. The retainer has been deferred as a share issue costs and recorded as a prepaid expense on the condensed interim balance sheet as at June 30, 2016.

On April 18, 2016, the Company signed an agreement with a consultant pursuant to which it has committed to issue 250,000 common shares of the Company as compensation for services to be rendered over a period of 5 months. Two directors and officers of the Company transferred 250,000 of their personal shares to the consultant and as such the Company has agreed to reimburse the directors and officers for these common shares transferred by issuance of common shares from treasury. The commitment was valued at $86,380 based upon an estimated fair market value of USD$0.27 ($0.35) per share at the date of issue. The retainer has been recorded as a prepaid expense on the condensed interim balance sheet as at June 30, 2016. For the three months ended June 30, 2016, the Company amortized $41,778 of this prepaid expense, which was recorded as professional fees on the condensed interim statements of operations.

F-35

Algae Dynamics Corp.

Notes to the Condensed Interim Financial Statements

(Stated in Canadian Dollars)

(Unaudited)

June 30, 2016 and 2015

6.) Capital Stock (continued)

Equity Purchase Agreement (“EPA”)

On September 10, 2015 the Company entered into the EPA. The holder of the EPA is committed to purchase up to USD$750,000 worth of the Company’s common shares (the “Put Shares”) over the 12 month term of the EPA. The Company paid to the holder of the EPA a commitment fee for entering into the EPA equal to 50,000 restricted common shares of the Company, valued at $67,195, based on the stock price in the most recent private placement as the Company’s shares had not yet begun to trade on a public market.

From time to time over the EPA, commencing on the trading day immediately following the date on which the registration statement covering the resale of the Put Shares (the “Registration Statement”) is declared effective by the Securities and Exchange Commission (the “Commission”), the Company may, in its sole discretion, draw upon the EPA periodically during the term by the Company’s delivery to the holder of the EPA, a written notice requiring the holder to purchase a dollar amount in common shares (the “Draw Down Notice”). The shares issuable pursuant to a Draw Down Notice, when aggregated with the shares then held by the holder on the date of the draw down may not exceed the lessor of (i) 4.99% of the Company’s outstanding common shares, (ii) USD$62,500 in any 30 days period or (iii) 100% of the aggregate trading volume for the 10 trading days immediately preceding the date of the Draw Down Notice without the prior written consent of the holder. The purchase price per common share purchased under the EPA shall equal 65% of the lowest closing bid for the 10 days immediately preceding the date of the Draw Down Notice. The Registration Statement was filed with the Commission on October 1, 2015 and was declared effective by the Commission on March 3, 2016.

On June 23, 2016, the Company agreed in conjunction with RY Capital Group, LLC and GHS Investments, LLC to assign the EPA to GHS Investments, LLC. The change made to the EPA include increasing the share purchase price per common share to 80% from 65% of the lowest closing bid for the 10 trading days immediately preceding the date of the draw down notice, increasing the upper limit on individual draws to USD$75,000 from USD$62,500 and including a true-up feature whereby if the lowest volume-weighted average price (“VWAP”) for the ten trading days following a draw down (the “Trading Period”) is less than 85% of the purchase price of the common shares issued in connection with a draw down, then the Company shall issue such additional common shares as maybe necessary to adjust the purchase price for such draw down to equal the VWAP during the Trading Period.

F-36

Algae Dynamics Corp.

Notes to the Condensed Interim Financial Statements

(Stated in Canadian Dollars)

(Unaudited)

June 30, 2016 and 2015

6.) Capital Stock (continued)

(b) Warrants

As at June 30, 2016, the following warrants were outstanding:

						Fair Value at
		Number of	Weighted		Grant Date	June 30, 2016 of
Expiration Date	Number of Warrants	Warrants Exercisable	Average Exercise Price		Fair Value Equity	Vested Warrants - Liability
June 6, 2017	22,500	22,500		$1.12	$16,110	$-
April 1, 2017	325,000	-	USD $	0.04	-	-
				$(0.052)
October 22, 2016	3,350	3,350	USD $	1.50	-	1,997
				$(1.94)
November 30, 2016	8,850	8,850	USD $	2.00	-	3,744
				$(2.58)
	359,700	34,700		$0.20	$16,110	$5,741

i)	In connection with a private placement offering completed during the year ended March 31, 2015, the Company granted an aggregate of 8,850 share purchase warrants each exercisable into one common share at USD$2.00 ($2.58) until November 30, 2016. The fair value of the warrants at the date of grant of $6,213 was estimated using the Black-Scholes option pricing model, based on the following weighted average assumptions: expected dividend yield of 0%; expected volatility of 124%; risk free interest rate of 1.02%; and expected term of 2 years.

ii)	During the year ended March 31, 2015, the Company also issued 27,500 warrants of the Company valued at $19,290 for services rendered of which 22,500 warrants were granted to an officer of the Company. The compensation expense has been included in professional fees on the statements of operations. Each warrant entitles the holder to purchase one common share at an exercise price of $1.12 for a period ranging from 2.15 to 3 years after the date of issuance. The fair value of the warrants at the date of grant of $19,290 was estimated using the Black-Scholes option pricing model, based on the following weighted average assumptions: expected dividend yield of 0%; risk free interest rate of 1.14%; expected volatility of 182%; and expected term of 2.85 years.

iii)	In connection with the unit issuance completed October 22, 2014 in settlement of debt, the Company granted 3,350 share purchase warrants exercisable into one common share at USD$1.50 ($1.94) per share for a period of 2 years from the date of issuance. The fair value of the warrants at the date of grant of $2,060 was estimated using the Black-Scholes option pricing model, based on the following assumptions: expected dividend yield of 0%; expected volatility of 123%; risk free interest rate of 0.99%; and expected term of 2 years.

F-37

Algae Dynamics Corp.

Notes to the Condensed Interim Financial Statements

(Stated in Canadian Dollars)

(Unaudited)

June 30, 2016 and 2015

6.) Capital Stock (continued)

(b) Warrants (continued)

iv)	In connection with a consulting agreement (see Note 8), the Company granted 625,000 common share purchase warrants with each warrant entitling the grantee to acquire one common share in the capital of the Company at an exercise price of USD$0.04 ($0.052) at any time prior to April 1, 2017. Of the warrants granted, 300,000 vested on September 3, 2014 with the unvested portion vesting pro-rata for each USD$250,000 ($322,925) raised in an offering, fully vesting upon USD$1,500,000 ($1,937,550) being raised. The fair value of the 625,000 warrants at the date of grant of $500,000 was estimated using the Black-Scholes option pricing model, based on the following assumptions: expected dividend yield of 0%; expected volatility of 159%; risk free interest rate of 1.25%; and expected term of 3 years.

For the three month period ended June 30, 2016, the Company recorded $Nil, (2015 - $Nil) as compensation expense for warrants issued to a consultant for service, net of a market adjustment for the three months period ended June 30, 2016 of $21,783 (2015 - $Nil). The expense was recorded as professional fees on the statements of operations and comprehensive loss.

ASC 815 “Derivatives and Hedging” indicates that warrants with exercise prices denominated in a currency other than an entity’s functional currency should not be classified as equity. As a result, warrants with a USD exercise price have been treated as derivatives and recorded as liabilities carried at their fair value, with period-to-period changes in the fair value recorded as a gain or loss in the statements of operations.

The continuity of warrants for the period ended June 30, 2016 is as follows:

	Number of Warrants	Weighted Average Exercise Price
Balance, March 31, 2016	709,583	$1.06
Exercised	(44,500)	0.05
Expired, unexercised	(305,383)	2.22
Balance, June 30, 2016	359,700	$0.20

F-38

Algae Dynamics Corp.

Notes to the Condensed Interim Financial Statements

(Stated in Canadian Dollars)

(Unaudited)

June 30, 2016 and 2015

6.) Capital Stock (continued)

(b) Warrants (continued)

As at June 30, 2016, the fair value of the 359,700 (March 31, 2016 – 381,700) warrants exercisable in US dollars, remaining after the exercise of 300,000 warrants (March 31, 2016 – 255,500), was $306,366 (March 31, 2016 - $222,803) which was estimated using the Black-Scholes option pricing model based on the following weighted average assumptions: expected dividend yield of 0% (March 31, 2016 - 0%); expected volatility of 218% (March 31, 2016 – 150%); risk-free interest rate of 0.54% (March 31, 2016 – 0.54%) and expected term of 0.74 years (March 31, 2016 – 0.99 years). Of this amount, $5,741 (March 31, 2016 - $27,479) was reflected as a liability as at June 30, 2016, representing the percentage of the fair value of the warrants that is equal to the percentage of the requisite service that has been rendered at June 30, 2016.

The warrant liability is classified as Level 3 within the fair value hierarchy (See Note 10). The Company’s computation of expected volatility during the periods ended June 30, 2016 and 2015 is based on the market close price of comparable public entities over the period equal to the expected life of the warrants. The Company’s computation of expected life is calculated using the contractual life.

(c) Stock-based compensation

The Company’s stock-based compensation program (the “Plan”) includes stock options in which some options vest based on continuous service. For those equity awards that vest based on continuous service, compensation expense is recorded over the service period from the date of grant.

The total number of options outstanding as at June 30, 2016 was 930,000 (March 31, 2016 – 930,000). The weighted average grant date fair value of options granted during the period ended June 30, 2016 was $n/a (2015 - $n/a). The maximum number of options that may be issued under the Plan is floating at an amount equivalent to 15% of the issued and outstanding common shares, or 1,513,703 as at June 30, 2016 (March 31, 2016 – 1,455,158).

The Company’s computation of expected volatility during the period ended June 30, 2016 is based on the market close price of comparable public entities over the period equal to the expected life of the options. The Company’s computation of expected life is calculated using the contractual life.

For the three month period ended June 30, 2016, the Company recorded $151,105 (2015 - $75,050) as Additional Paid in Capital for options issued to directors, officers and consultants based on continuous service. This expense was recorded as stock based compensation on the statements of operations. Additionally for the period ended June 30, 2016, the Company recorded $48,384 (2015 - $nil) as professional fees for services rendered and the amortization of shares to be issued recorded as prepaid expenses. This expense was recorded as professional fees on the statements of operations.

F-39

Algae Dynamics Corp.

Notes to the Condensed Interim Financial Statements

(Stated in Canadian Dollars)

(Unaudited)

June 30, 2016 and 2015

6.) Capital Stock (continued)

(c) Stock-based compensation (continued)

The activities in options outstanding are as noted below:

	Number of Options Granted	Weighted Average Exercise Price
Balance, March 31, 2016	930,000	$2.05
Granted	-	$-
Balance, June 30, 2016	930,000	$2.05

The following table presents information relating to stock options outstanding and exercisable at June 30, 2016.

	Options Outstanding		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Contractual Life (Years)	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
$1.73	505,000	3.45	398,333	$1.73	3.45
$2.43	425,000	4.50	155,833	$2.43	4.50
$2.05	930,000	3.81	554,166	$1.93	3.75

F-40

Algae Dynamics Corp.

Notes to the Condensed Interim Financial Statements

(Stated in Canadian Dollars)

(Unaudited)

June 30, 2016 and 2015

7.) Income Taxes

The Company has no taxable income under Canadian Federal and provincial tax laws for the three month periods ended June 30, 2016 and 2015. The Company has non-capital loss carryforwards at June 30, 2016 totalling approximately $2,534,815, which may be offset against future taxable income. If not used, the loss carryforwards will expire between 2029 and 2037.

8.) Commitments and Contingencies

The Company entered into a five year operating lease for office and production facilities. The lease commenced on December 1, 2013 and expires on November 30, 2018. The base monthly rental is $1,362 plus the Company’s estimated portion of property taxes and operating expenses which are currently $810 per month. The future commitments pursuant to this lease arrangement, including property taxes and operating expenses for the fiscal periods ending March 31 are:

2017 (remaining)	$19,548
2018	$26,064
2019	$17,376

For the 3 month period ended June 30, 2016, rental expenses related to this lease were $6,516 (2015 - $6,498)

On March 11, 2014, and as amended on July 18, September 3, 2014, September 5, 2014 and again on December 31, 2015, the Company entered into a consulting agreement with Connectus, Inc. (“Connectus”) to assist and advise the Company in matters concerning corporate finance and the Company’s current and proposed financing activities for the period commencing April 1, 2014 and ending December 31, 2014. Pursuant to this agreement, the Company agreed to issue to Connectus, 625,000 warrants of the Company. Each warrant is exercisable at USD$0.04 ($0.052) per share for a period of three years. Of the warrants granted, 300,000 vested on September 3, 2014 with the unvested portion vesting pro-rata for each USD$250,000 ($322,925) raised in an offering, fully vesting upon USD$1,500,000 ($1,937,550) being raised. During the year ended March 31, 2015, the President of the Consultant became a director of the Company. On December 31, 2015, the Company extended the contract to December 31, 2016. In consideration of the contract extension, the Company issued 93,000 common shares to Connectus, Inc. as compensation, which has been recorded as professional fees on the statements of loss during the year ended March 31, 2016.

F-41

Algae Dynamics Corp.

Notes to the Condensed Interim Financial Statements

(Stated in Canadian Dollars)

(Unaudited)

June 30, 2016 and 2015

8.) Commitments and Contingencies (continued)

On April 23, 2014, the Company entered into employment agreements with three officers of the Company effective July 1, 2014. The initial contracts contain minimum aggregate commitments of approximately $427,000 per year for three years and additional contingent payments of up to approximately $600,000 in aggregate upon the occurrence of a change of control. As a triggering event has not taken place, the contingent payments have not been reflected in these financial statements. If employment is terminated by the Company other than upon a change of control or for just cause, the officers will be entitled to an amount equal to twelve months compensation including benefits, which shall be increased by one month for each full year of service completed. The employment agreements were amended whereby any salary from the commencement of the employment agreements has been waived until such a time when the Company is able to raise additional financing. Salaries will be earned based upon the Company’s success in raising future capital in accordance with the following schedule:

Cumulative Funds Raised [1]	Effective Monthly Salary %

$100,000	10.0%
$175,000	15.0%
$250,000	25.0%
$375,000	37.5%
$500,000	50.0%
$750,000	62.5%
$1,000,000	75.0%
$1,250,000	87.5%
$1,500,000	100.0%

1 Cumulative funds raised is inclusive of all sources including without limitation capital raised, grants received, revenue recorded, debt raised, and assets sold.

On September 24, 2015, the Company signed a consulting agreement with an investor relations firm with terms commencing immediately and ending on September 30, 2016. Consideration payable under the consulting agreement include a monthly fee of USD$7,500 ($9,688) payable in a combination of cash and restricted stock.

On May 18, 2016, the Company signed a consulting agreement with an agent in connection with proposed placements of up to USD$10,000,000 ($12,917,000) in a combination of equity and or debt of the Company for a term of one year. Consideration payable under the consulting agreement include a non-refundable equity retainer of 100,000 restricted shares of the Company (see Note 6a), a placement fee equal to 8% of the gross purchase price paid for equity of the Company, an administrative fee of 4% of the gross purchase price paid for equity, a placement fee of 4% of the gross purchase price paid for non-convertible debt and warrants to purchase common shares of the Company equal to 8% of the number of shares of common stock issuable by the Company upon exercise or conversion of any and all securities issued at each closing.

On June 24, 2016, the Company signed a consulting agreement with a marketing firm with terms commencing immediately and ending on December 24, 2016. Consideration payable under the consulting agreement include 250,000 common shares to be issued on the date of the agreement (See Note 6a); 250,000 common shares to be issued on August 24, 2016 and 250,000 common shares to be issued on October 24, 2016.

F-42

Algae Dynamics Corp.

Notes to the Condensed Interim Financial Statements

(Stated in Canadian Dollars)

(Unaudited)

June 30, 2016 and 2015

9.) Related Party Transactions

Included in accounts payable and accrued liabilities as at June 30, 2016 is $52,030 (March 31, 2016 - $52,030) owing to two directors who are also officers and significant shareholders of the Company for unpaid management fees. This balance is unsecured, non-interest bearing and due on demand.

See also Notes 4, 5, 6(a), 6(b) and 6(c), and 8.

Amounts receivable from officer as at June 30, 2016 of $21,339 (March 31, 2016 - $21,064) is owing from a shareholder, who is also a director and officer of the Company for funds advanced under the employment agreement (See Note 8). The amount receivable is unsecured, non-interest bearing and repayable upon demand.

10.) Financial Instruments

(a) Liquidity risk

Liquidity risk is the risk that the Company will not have sufficient cash resources to meet its financial obligations as they come due. The Company’s liquidity and operating results may be adversely affected if its access to the capital market is hindered, whether as a result of a downturn in stock market conditions generally or matters specific to the Company. The Company generates cash flow primarily from its financing activities and advances from shareholders. As at June 30, 2016, the Company had cash of $2,900 (March 31, 2016 - $173) to settle current liabilities of $835,615 (March 31, 2016 - $809,347). All of the Company's financial liabilities other than the warrant liability of $5,741 (March 31, 2016 - $27,479) and the term loan of $45,897 (March 31, 2016 - $nil) have contractual maturities of less than 30 days and are subject to normal trade terms. The Company regularly evaluates its cash position to ensure preservation and security of capital as well as liquidity. See Note 11.

In the normal course of business, management considers various alternatives to ensure that the Company can meet some of its operating cash flow requirements through financing activities, such as private placements of common stock, preferred stock offerings and offerings of debt and convertible debt instruments as well as through merger or acquisition opportunities. Management may also consider strategic alternatives, including strategic investments and divestitures. As future operations may be financed out of funds generated from financing activities, the ability to do so is dependent on, among other factors, the overall state of capital markets and investor appetite for investments in the green technology industry and the Company’s securities in particular. Should the Company elect to satisfy its cash commitments through the issuance of securities, by way of either private placement or public offering or otherwise, there can be no assurance that the efforts to obtain such additional funding will be successful, or achieved on terms favorable to the Company or its existing shareholders. If adequate funds are not available on favorable terms, the Company may have to reduce substantially or eliminate expenditures or obtain funds through other sources such as divestiture or monetization of certain assets or sublicensing (where permitted) of certain rights to certain of the Company’s technologies or products.

F-43

Algae Dynamics Corp.

Notes to the Condensed Interim Financial Statements

(Stated in Canadian Dollars)

(Unaudited)

June 30, 2016 and 2015

10.) Financial Instruments (continued)

(b) Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Cash deposits with a major Canadian chartered bank are insured by the Canadian Deposit Insurance Corporation up to $100,000. As at June 30, 2016, the Company held $2,900 (March 31, 2016 - $173) with a major Canadian chartered bank.

(c) Foreign exchange risk

The Company principally operates within Canada. The Company’s functional currency is the Canadian dollar and major purchases are transacted in Canadian dollars. Management believes the foreign exchange risk derived from currency conversions is negligible and therefore does not hedge its foreign exchange risk. See also Note 10 (e).

(d) Interest rate risk

As at June 30, 2016, the Company does not have any interest-bearing debt. The Company invests any cash surplus to its operational needs in investment-grade short-term deposit certificates issued by highly rated Canadian banks. The Company periodically assesses the quality of its investments and is satisfied with the credit rating of the bank.

(e) Derivative liability – warrant liability

In connection with a consulting agreement, the Company granted warrants to purchase up to 625,000 common shares of the Company as disclosed in Note 6(b). The warrants have an exercise price of USD$0.04 ($0.052). The warrants are exercisable at any time prior to April 1, 2017. The warrants are accounted for as derivative liabilities because the exercise price is denominated in a currency other than the Company’s functional currency.

In connection with the settlement of a vendor’s account, the Company granted warrants to purchase up to 3,350 common shares of the Company. The warrants have an exercise price of USD$1.50 ($1.94). The warrants are exercisable at any time prior to October 22, 2016. The warrants are accounted for as derivative liabilities because the exercise price is denominated in a currency other than the Company’s functional currency.

In connection with a private placement, the Company granted warrants to purchase up to 8,850 common shares of the Company. The warrants have an exercise price of USD$2.00 ($2.58). The warrants are exercisable at any time prior to November 30, 2016. The warrants are accounted for as derivative liabilities because the exercise price is denominated in a currency other that the Company’s functional currency.

F-44

Algae Dynamics Corp.

Notes to the Condensed Interim Financial Statements

(Stated in Canadian Dollars)

(Unaudited)

June 30, 2016 and 2015

10.) Financial Instruments (continued)

The table below summarizes the fair value of the Company’s financial liabilities measured at fair value:

	Fair Value at	Fair Value Measurement Using
	June 30, 2016	Level 1	Level 2	Level 3
Derivative liability - Warrants	$5,741	$-	$-	$5,741

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities (warrant derivative liability) for the periods ended June 30, 2016 and March 31, 2016:

	June 30, 2016	March 31, 2016
Balance at beginning of period	$27,479	$364,878
Derivative instruments exercised	(43,521)	(509,054)
Change in fair market value, recognized in operations as professional fees	21,783	171,655

Balance at end of period	$5,741	$27,479

These instruments were valued using pricing models that incorporate the price of a share of common stock (based upon the price of the most recent private placement), expected volatility, risk free rate, expected dividend rate and expected estimated life. The Company estimated the value of the warrants using the Black-Scholes model. There were no transfers of assets or liabilities between Level 1, Level 2, or Level 3 during the periods ended June 30, 2016 and March 31, 2016.

The following are the key weighted average assumptions used in connection with the estimation of fair value as at June 30, 2016:

	June 30, 2016
Number of shares underlying the warrants		359,700
Fair market value of the stock		$0.97
Exercise price	USD$	0.1060 ($0.1269)
Expected volatility		218%
Risk-free interest rate		0.54%
Expected dividend yield		0%
Expected warrant life (years)		0.74

11.) Subsequent event

On July 6, 2016, the Company agreed to issue a consultant 20,000 shares in settlement of a debt owed in the amount of USD$15,000 ($19,500).

F-45